Exhibit 10.1

INVESTMENT AGREEMENT

by and among

AVAYA HOLDINGS CORP.

and

RINGCENTRAL, INC.

Dated as of October 3, 2019

Exhibits

Form of Certificate of Designations	Exhibit A
Form of Investor Rights Agreement	Exhibit B

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT, dated as of October 3, 2019 (this “Agreement”), among Avaya Holdings Corp., a Delaware corporation (the “Company”), and RingCentral, Inc., a Delaware Corporation (the “Investor”).

WHEREAS, the Company desires to issue, sell and deliver to the Investor, and the Investor desires to purchase and acquire from the Company, pursuant to the terms and subject to the conditions set forth in this Agreement, an aggregate of 125,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), having the powers, preferences and rights, and the qualifications, limitations and restrictions, as set forth in the form of Certificate of Designations of the Company’s Certificate of Incorporation attached hereto as Exhibit A (the “Certificate of Designations”);

WHEREAS, in connection with the transactions contemplated hereby, at the Closing, the Company and the Investor desire to enter into that certain Investor Rights Agreement in the form attached hereto as Exhibit B (the “Investor Rights Agreement”), which provides for certain rights and obligations of the Company and the Investor following the Closing;

WHEREAS, concurrently with the execution and delivery of this Agreement the Company and the Investor are entering into that certain Framework Agreement (the “Framework Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement the Company and the Investor are entering into that certain Holdings Agreement (the “Holdings Agreement”); and

WHEREAS, concurrently with the execution and delivery of this Agreement a Subsidiary of the Company and the Investor are entering into that certain Development Agreement (the “Development Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions.

(a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“Acceptable Confidentiality Agreement” means any confidentiality agreement containing provisions that are no less favorable to the Company, and no less restrictive on the counterparty thereto, in each case in the aggregate, than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Transaction Proposal. An “Acceptable Confidentiality Agreement” shall not include any provision (i) granting any exclusive right to negotiate with such counterparty, (ii) prohibiting the Company from satisfying its obligations hereunder, or (iii) requiring the Company or its Subsidiaries to pay or reimburse the counterparty’s fees, costs or expenses.

“Acquisition Proposal” means any bona fide written offer or proposal (other than an offer or proposal by Investor) to engage in an Acquisition Transaction.

“Action” means any action, hearing, claim, demand, suit, arbitration, litigation, subpoena or investigation or proceeding of any nature, whether civil, criminal or regulatory, in law or in equity, or otherwise, by or before any Governmental Entity.

“Acquisition Transaction” means any transaction or series of related transactions involving (i) any direct or indirect purchase or other acquisition by any Person or the equity holders of such Person, whether from the Company or any other Person(s), of securities representing more than 20% of the total outstanding voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person that, if consummated in accordance with its terms, would result in such Person beneficially owning more than 20% of the total outstanding voting power of the Company after giving effect to the consummation of such tender or exchange offer; (ii) any direct or indirect purchase or other acquisition by, or license or grant of other quasi-ownership or similar interest to, any Person or the equity holders of such Person of, in, or to more than 20% of (a) the consolidated assets, (b) consolidated revenues, or (c) net income, in each case, of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); (iii) any merger, consolidation, business combination, recapitalization, reorganization, or other transaction involving such the Company or any of its Subsidiaries pursuant to which any Person would hold securities representing more than 20% of the total outstanding voting power of the Company or of the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction; or (iv) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, net revenues or net income and voting power involved is 20% or more.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such Person or a member of such Person’s immediate family; or, if such Person is a partnership or a limited liability company, any general partner or managing member, as applicable, of such Person or a Person controlling any such general partner or managing member. For purposes of this definition, “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of Investor.

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.), any rules or regulations thereunder, the U.S. Travel Act, the United Kingdom Bribery Act of 2010, the Organization of Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other Laws concerning anti-corruption, anti-bribery, or money laundering applicable to the Company or any of its Subsidiaries.

“Antitrust Law” means the HSR Act and all other Laws that are designed or intended to prohibit, restrict or regulate actions, including transactions, acquisitions and mergers, having the purpose or effect of creating or strengthening a dominant position, monopolization, lessening of competition or restraint of trade.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banking institutions in New York, New York or San Francisco, California are authorized or required by law, regulation or executive order to be closed.

“Bylaws” means the Bylaws of the Company, as may be amended and restated from time to time.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as may be amended and restated from time to time.

“Code” means the Internal Revenue Code of 1986.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company ABL Credit Agreement” means the ABL Credit Agreement, dated as of December 15, 2017, among Avaya Inc., the Company, Avaya Canada Corp., Avaya UK, Avaya International Sales Limited, Avaya Deutschland GmbH, Avaya GmbH & Co. KG, Citibank, N.A. as collateral agent and administrative agent, the lending institutions from time to time party thereto and the lending institutions named therein as letters of credit issuers and swing line lenders, and all pledge, security and other agreements and documents related thereto.

“Communications Laws” means (a) the Communications Act of 1934, as amended; (b) the rules, regulations, and published policies of the Federal Communications Commission; and (c) state communications statutes, and the rules, regulations, and published policies of the State PUCs.

“Communications Licenses” means permits, registrations, variances, exemptions, approvals or similar authorizations issued by any Governmental Entity pursuant to any applicable Communications Law, including, with respect to the Company’s business, all licenses used or held for use in the operation of the business of the Company and its Subsidiaries.

“Company Charter Documents” means the Certificate of Incorporation and the Bylaws.

“Company Convertible Notes” means the 2.25% Convertible Senior Notes due 2023 issued under the indenture, dated as of June 11, 2018, by and between the Company and The Bank of New York Mellon Trust Company, N.A.

“Company Emergence Warrants” means the warrants exercisable for shares of Common Stock, issued pursuant to the Warrant Agreement.

“Company Intellectual Property” means any Intellectual Property that is owned in whole or in part or purported to be owned in whole or in part, by the Company or any of its Subsidiaries.

“Company Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each employee benefit or compensation plan, program, practice, agreement or arrangement, including any bonus, stock option, stock purchase or other equity or equity-based compensation (including the Company Stock Plans), incentive compensation, profit sharing, savings, retirement, pension, medical, disability, sick leave, life or other insurance, death, fringe, vacation or paid-time off, deferred compensation, severance, retention, change of control, termination pay or other similar plan, program, practice, agreement or arrangement, in any case, (i) that is maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries or for the benefit of any current or former employee, director, officer or other natural person service provider of the Company or any of its Subsidiaries, or (ii) with respect to which the Company or any of its Subsidiaries is a party or has, or would reasonably be expected to have, any Liability (contingent or otherwise).

“Company Preferred Stock” means the preferred stock, par value $0.01 per share, of the Company.

“Company Products” means any and all products, software, services and other offerings owned by the Company or any of its Subsidiaries that are, as of the date hereof, marketed, offered, sold, licensed, delivered, or otherwise made available by the Company or any of its Subsidiaries.

“Company PSUs” means performance-vested restricted stock units of the Company, whether granted pursuant to any of the Company equity plans or otherwise.

“Company Registered Intellectual Property” means all the Registered Intellectual Property owned in whole or in part by, or with respect to a pending application, filed by and in the name of, the Company or any of its Subsidiaries.

“Company RSUs” means time-vested restricted stock units of the Company, whether granted pursuant to any of the Company equity plans or otherwise.

“Company Stock Plan” means the Company’s 2017 Incentive Equity Plan and each other Company Plan that provides for the award of rights of any kind to receive shares of Common Stock or benefits measured in whole or in part by reference to shares of Common Stock, and in each case, all award agreements thereunder.

“Company Term Loan Credit Agreement” means the Term Loan Credit Agreement, dated as of December 15, 2017, by and among Avaya Inc., the Company, Goldman Sachs Bank USA, as administrative agent and collateral agent, the subsidiary guarantors party thereto and each lender from time to time party thereto, and all pledge, security and other agreements and documents related thereto.

“Company Warrant Transactions” means, collectively, (i) the Base Warrant Transaction, dated as of June 6, 2018, and the Additional Warrant Transaction, dated as of June 26, 2018, each between the Company and Barclays Bank PLC, (ii) the Base Warrant Transaction, dated as of June 6, 2018, and the Additional Warrant Transaction, dated as of June 26, 2018, each between the Company and Credit Suisse Capital LLC, and (iii) the Base Warrant Transaction, dated as of June 6, 2018, and the Additional Warrant Transaction, dated as of June 26, 2018, each between the Company and JPMorgan Chase Bank, National Association, London Branch.

“Conversion Shares” means the Common Stock issuable upon the conversion or exchange of the Preferred Shares, including any increase in the stated value of the Preferred Shares pursuant to the issuance of dividends in accordance with the Certificate of Designations.

“COTS Software” means widely-available, off-the-shelf Software licensed to the Company or any of its Subsidiaries for fees of less than $500,000 per year.

“Data Breach” means the unauthorized loss of, access to, or use, alteration, destruction, or disclosure of, Personal Data, Trade Secrets, IT Systems or confidential or non-public information, in each case held, maintained, or otherwise processed by or for the Company or any its Subsidiaries and with respect to Personal Data requiring notification by the Company or any of its Subsidiaries to impacted persons or regulators under applicable Privacy Requirements.

“DGCL” means the General Corporation Law of the State of Delaware.

“ERISA” means the Employee Retirement Security Income Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Framework Agreement” has the meaning set forth in the recitals hereto.

“Fraud” means actual common law fraud in the making of a representation, warranty, or other statement committed by a Person making such representation, warranty, or statement with the intent to deceive another Person, and to induce any Person to enter into this Agreement or any Related Agreement and requires (a) a false representation, warranty, or statement of material fact; (b) actual knowledge or belief that such representation, warranty, or statement is false; (c) an intention to induce a such other Person to whom such representation, warranty, or statement was made to act or refrain from acting in reliance upon it; (d) causing that Person, in justifiable reliance upon such false representation, warranty, or statement to take or refrain from taking action; and (e) causing such Person or any Party hereto to suffer damage by reason of such reliance. For clarity, a claim for Fraud may only be made against such Person committing such Fraud, it being understood that if a Representative of a Party commits Fraud, then such Party shall be deemed to have committed such Fraud.

“GAAP” means generally accepted accounting principles in the United States, consistently applied and as in effect from time to time.

“Government Contract” means any customer Contract between the Company or any of its Subsidiaries and a Governmental Entity or entered into by the Company or any of its Subsidiaries as a subcontractor at any tier in connection with a Contract between another Person and a Governmental Entity.

“Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements issued by or obtained from, and any notices, filings, registrations, qualifications, declarations and designations with, a Governmental Entity.

“Governmental Entity” means any (a) federal, state, provincial, local or other government, and (b) any federal, state, provincial, local, or other governmental or supra-national entity, regulatory or administrative authority, agency, department, board, division, instrumentality or commission, or judicial or arbitral body, board, tribunal, or court.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means, with respect to a Person, without duplication, in each case, except for any indebtedness among such Person and its direct or indirect wholly owned subsidiaries or among wholly owned Subsidiaries of such Person, (i) all indebtedness for borrowed money, (ii) all indebtedness for the deferred purchase price of property or services except trade accounts payable, accrued commercial or trade liabilities arising in the ordinary course of business (including repurchase agreements and pending trades, and other payables to clearing organizations, brokers, dealers and customers), accrued compensation (including legal reserves, asset retirement obligations and property provisions), (iii) all obligations evidenced by notes, bonds, debentures or other similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations under leases that have been or should be, in accordance with GAAP, recorded as capital leases (excluding, for the avoidance of doubt, any operating leases), (vi) all reimbursement, payment or similar obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities to the extent drawn and (vii) any liability of others described in clauses (i) through (vi) above that the Person has guaranteed or that is otherwise its legal liability, and including in clauses (i) through (vii) above any accrued and unpaid interest or penalties thereon.

“Investor Rights Agreement” has the meaning set forth in the recitals hereto.

“Intellectual Property” means any rights protectable by applicable Law, throughout the world, in or to the following: (i) patents, utility models and applications therefor, including any reissues, divisionals, continuations, continuations-in-part, provisionals, renewals and extensions and counterparts thereof (“Patents”); (ii) copyrights, including in works of authorship (including Software), copyright registrations and applications therefor and any other rights thereto (“Copyrights”); (iii) trademarks, service marks, logos, trade names, trade dress rights and similar designation of origin and rights therein, and registrations and applications (including intent-to-use applications) for registration thereof, together with all of the goodwill associated with any of the foregoing (“Marks”); (iv) copyrights or sui generis rights in databases and data collections (including knowledge databases, customer lists and customer databases); (v) domain names; (vi) social media usernames (e.g., Twitter handles) and the goodwill associated with any of the forgoing; (vii) trade secrets, rights in confidential information and know-how (“Trade Secrets”); (viii) any registrations of or applications to register any of the foregoing throughout the world; and (ix) all other intellectual property rights.

“IT Systems” means the hardware, Software, data, databases, data communication lines, network and telecommunications equipment, Internet-related information technology infrastructure, wide area network and other information technology and communications equipment, owned, leased or licensed by the Company or any of its Subsidiaries (including cloud storage and processing).

“Knowledge” of the Company, with respect to any matter in question, means the actual knowledge as of the date of this Agreement of the Company’s Chief Executive Officer, Chief Financial Officer, Senior Vice President, Chief Administrative Officer and General Counsel, Senior Vice President, Solutions and Technology, Senior Vice President, U.S. Sales, and Senior Vice President, International, in each case, after reasonable inquiry of his or her direct reports.

“Law” means any U.S. or non-U.S. federal, state, provincial, local or other constitution, law, statute, ordinance, rule, regulation, published policy or requirement, or controlling principle of common law, or any order, in any case issued, enacted, adopted, promulgated, implemented or otherwise put into legal effect by or under the authority of any Governmental Entity.

“Legal Proceeding” means any claim, action, charge, administrative proceeding, lawsuit, litigation, arbitration or other similar legal proceeding by or before any Governmental Entity or arbitrator.

“Liabilities” means, collectively, all obligations, liabilities and commitments of any nature, whether known or unknown, express or implied, primary or secondary, direct or indirect, liquidated, absolute, accrued, contingent or otherwise and whether due or to become due.

“Liens” means any pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature.

“Malware” means any virus, Trojan horse, time bomb, key-lock, spyware, worm, malicious code or other software program designed to or able to, without the knowledge and authorization of the Company or any of its Subsidiaries, disrupt, disable or harm any Software, computer data, network memory or hardware.

“Material Adverse Effect” means any change, event, development, fact, occurrence, effect or circumstance (“Effect”) that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided that none of the following, and no changes, events, developments, facts, occurrences, effects or circumstances arising out of or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Material Adverse Effect or will be taken into account when determining whether a Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

(i)    changes in general economic conditions, or changes in conditions in the global or international economy generally;

(ii)    changes in conditions in the financial markets, credit markets or capital markets, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

(iii)    changes in conditions in the industries in which the Company and its Subsidiaries conduct business;

(iv)    changes in regulatory, legislative or political conditions;

(v)    any acts of God, natural disasters or any geopolitical conditions, outbreak of hostilities, acts of war (whether or not declared), sabotage, cyberterrorism (including by means of cyber-attack by or sponsored by a Governmental Entity), terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, cyberterrorism, terrorism or military actions);

(vi)    the negotiation, execution or announcement of this Agreement or the pendency or consummation of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with customers, suppliers, lenders, lessors, business partners, employees, regulators, Governmental Entities or vendors (it being understood and agreed that the foregoing shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from this Agreement or the consummation of the Transactions, including the representations and warranties contained in Section 3.03(b));

(vii)    any action expressly requiring Investor’s consent pursuant to this Agreement which is not taken as a result of the failure of Investor to consent to such action following request for such consent by the Company;

(viii)    any action required to be taken pursuant to the express terms of this Agreement;

(ix)    changes or proposed changes in GAAP or other accounting standards or in any applicable Laws (or the enforcement or interpretation of any of the foregoing);

(x)    changes in the price or trading volume of the Common Stock, in and of itself (it being understood and agreed that the facts and circumstances giving rise to such a change may be taken into account in determining whether a Material Adverse Effect has occurred);

(xi)    any failure, in and of itself, by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood, in each case, that the underlying cause of any such failure may be taken into consideration when determining whether a Material Adverse Effect has occurred);

except, in the case of each of clauses (i), (ii), (iii), (iv), (v), and (ix), to the extent such Effect has had a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its Subsidiaries conduct business.

“Material Contract” means each of the following Contracts, to the extent any obligations or rights of the Company exist under such Contract as of the Closing Date:

(i)    any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) with respect to the Company and its Subsidiaries, taken as whole;

(ii)    any Contract with a top 20 customer, top 10 distributor, or top 20 reseller (determined on the basis of the aggregate revenues recognized by the Company and its Subsidiaries over the four consecutive fiscal quarters ended June 30, 2019) (each a “Material Customer”);

(iii)    any Contract with a top 10 master agent or top 10 agent (determined on the basis of the aggregate revenues recognized by the Company and its Subsidiaries over the four consecutive fiscal quarters ended June 30, 2019) (each a “Material Agent”);

(iv)    any Contract with a top 20 vendor or top 20 supplier of goods, services, supplies, equipment or other assets (determined on the basis of the aggregate purchases made by the Company and its Subsidiaries over the four consecutive fiscal quarters ended June 30, 2019) (each, a “Material Supplier”);

(v)    any Contract containing any covenant limiting the right of the Company or any of its Subsidiaries to engage in any line of business or to compete with any Person, or levying a fine, charge or other payment for doing so;

(vi)    any Contract containing “most favored nation,” “exclusivity” or similar restrictions binding on the Company, or rights of first refusal or offer or any similar requirement or right in favor of any third party;

(vii)    any Contract pursuant to which the Company or any of its Subsidiaries receives or grants a license to use any Intellectual Property, in each case, other than (A) non-exclusive licenses granted in the ordinary course of business (including to customers of Company Products, but excluding in connection with the settlement of any Action or threatened Action), (B) licenses of COTS Software and (C) contracts involving payments of less than $5,000,000 in the aggregate;

(viii)    other than with respect to a partnership or limited liability company that is wholly owned by the Company or any of its Subsidiaries, any Contract that is a joint venture, partnership, limited liability company agreement or other similar Contract; and

(ix)    any Contract that would give rise to any payment obligation on the part of the Company or any of its Subsidiaries as a result of the Transaction.

“NYSE” means the New York Stock Exchange and its successors.

“Open Source License” means a license that is considered an “Open Source License” by the Open Source Initiative (www.opensource.org), including, without limitation, the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), GNU Affero General Public License, Mozilla Public License (MPL), and any other license that requires, as a condition of distribution of the Software licensed thereunder, that any other Software incorporated into, derived from, or distributed with the Software licensed thereunder be (i) disclosed or distributed in source code form, (ii) licensed for purposes of preparing derivative works, (iii) dedicated to the public, or (iv) redistributed at no or minimal charge.

“Option” means an unexercised option to purchase shares of Common Stock granted under a Company Stock Plan or otherwise.

“PBGC Settlement Agreement” means that certain First Amended and Restated Stipulation of Settlement Pursuant to Sections 105 and 363 of the U.S. Bankruptcy Code and Rule 9019 of the Federal Rules of Bankruptcy Procedure between the Company and certain other parties and the PBGC dated October 24, 2017.

“Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in the financial statements in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings; (iii) recorded leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Law or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business consistent with past practice; (vi) defects, imperfections or irregularities in title, charges, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property; (vii) any non-exclusive license to or covenant not to sue with respect to any Company Intellectual Property granted in the ordinary course of business consistent with past practice (including in connection with the sale of Company Products); (viii) liens pursuant to any Company indebtedness; and (ix) statutory, common law or contractual liens, or other encumbrances, of record securing payments not yet due, including liens of landlords pursuant to the terms of any lease or liens against the interests of the landlord or owner of any leased real property unless caused by the Company or any of its Subsidiaries.

“Person” means an individual or entity, including a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Entity (or any department, agency, or political subdivision thereof), or any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“Personal Data” means (a) all information, in any form, that, alone or in combination with other information, regards or is capable of being associated with an individual person or device, including such information (i) that identifies, could be used to identify or is otherwise identifiable with an individual, including name, physical address, telephone number, email address, financial account number, government-issued identifier (including Social Security number and driver’s license number), medical, health or insurance information, gender, date of birth, educational or employment information, religious or political views or affiliations, marital or other status, photograph, face geometry, or biometric information, and any other data used or intended to be used to identify, contact or precisely locate an individual, (ii) regarding an individual’s activities online or on a mobile or other application or device (e.g., searches conducted, web pages or content visited or viewed), or (iii) that consists of Internet Protocol addresses or other persistent identifiers, or (b) information that otherwise is defined as “personal data”, “personal information”, “individually identifiable health information,” “customer proprietary network information”, or “personally identifiable information” under any applicable Privacy Requirements.

“Privacy Requirements” means all applicable Laws relating to privacy, data security, data protection, or the collection, storage, disclosure, disposal or other processing of Personal Data, including, as applicable: the Federal Trade Commission Act, 15 U.S.C. § 45; the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations and Subtitle D of the Health Information Technology for Economic and Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, 42 U.S.C. §§17921-17954, and its implementing regulations; Payment Card Industry Data Security Standard; the CAN-SPAM Act of 2003, 15 U.S.C. §§ 7701 et seq.; the Telephone Consumer Protection Act, 47 U.S.C. § 227; California Online Privacy Protection Act, Cal. Bus. & Prof. Code § 22575, et seq.; Cal. Civ. Code § 1798.82, N.Y. Gen. Bus. Law § 899-aa, and Mass. Gen. Law 93H; Massachusetts Gen. Law Ch. 93H, 201 C.M.R. 17.00, and Nev. Rev. Stat. 603A; the California Shine the Light Law, Cal Civ. Code § 1798.83; and the European Union’s Directive on Privacy and Electronic Communications (2002/58/EC), General Data Protection Regulation (2016/679), and all implementing regulations and requirements.

“Registered Intellectual Property” means any Intellectual Property that is the subject of an application or registration issued, filed with, or recorded by any Governmental Entity or domain name registrar.

“Registration Rights Agreement” means a Registration Rights Agreement in the form attached to the Framework Agreement.

“Related Agreements” means the Certificate of Designations, the Investor Rights Agreement, the Framework Agreement, the Super Master Agent Agreement, the Development Agreement, the Registration Rights Agreement, the Stockholders Agreement, and any other agreements between or among the Company, the Investor and any of their respective Affiliates entered into to give effect to the transactions contemplated by this Agreement or any other Related Agreement.

“Representative” means, with respect to a Person, such Person’s Affiliates and the directors, managers, members, officers, employees, agents, contractors, subcontractors, or other representatives of such Person and its Affiliates.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” all schedules, forms, reports statements, certifications, prospectuses, registration statements and documents with the SEC that have been required to be filed or furnished, as the case may be, by it pursuant to applicable Laws, together with all exhibits and schedules thereto and all information incorporated therein by reference.

“Securities Act” means the Securities Act of 1933.

“Software” means any and all computer programs, including any and all application software (including mobile digital applications), system software, firmware, middleware, assemblers, applets, compilers and binary libraries, and software implementations of algorithms, models and methodologies, whether in source code or object code form.

“Stockholder Agreement” means a Stockholder Agreement in the form attached to the Framework Agreement.

“Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than 50% such securities or ownership interests, in each case, are at the time directly or indirectly owned by such first Person.

“Super Master Agent Agreement” means a Super Master Agent Agreement in the form attached to the Framework Agreement.

“Tax” means any U.S. federal, state, local and non-U.S. taxes, including sales and use taxes, transaction privilege taxes, gross receipts taxes, income taxes, business and occupation taxes, social security taxes, payroll taxes, employment taxes, estimated taxes, real property taxes, stamp taxes, franchise taxes, transfer taxes, value added taxes, withholding taxes, unemployment taxes, and other charges such as duties, customs, tariffs, imposts, and government-imposed surcharges (including any fee, assessment, or other charge relating to the Universal Service Fund or similar vehicle or system of subsidies and fees managed by the Federal Communications Commission or other Governmental Entity) imposed by any Governmental Entity, together with any interest, penalties and additions to tax imposed thereon.

“Tax Return” means any return, declaration, report, statement, or information return required to be filed with a Governmental Entity with respect to Taxes, including any schedule or attachment thereto, any forms, elections or declarations of estimated Tax and including any amendment thereof.

“Transaction Documents” means this Agreement and the Related Agreements.

“Transactions” means the transactions contemplated by this Agreement and the Related Agreements.

“Warrant Agreement” means the Warrant Agreement, dated December 15, 2017, by and between the Company and American Stock Transfer & Trust Company, as warrant agent, pursuant to which the Company Emergence Warrants were issued.

ARTICLE II

Purchase and Sale

SECTION 2.01. Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, the Investor shall purchase and acquire from the Company an aggregate of 125,000 shares of Series A Preferred Stock (the “Preferred Shares”), and the Company shall issue, sell and deliver to the Investor the Preferred Shares for a purchase price per Preferred Share equal to $1,000. The aggregate purchase price of the Preferred Shares shall be $125,000,000 (the “Purchase Price”). The purchase of the Preferred Shares pursuant to this Section 2.01 is referred to as the “Purchase”.

SECTION 2.02. Closing.

(a) The closing of the purchase by the Investor of the Preferred Shares (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, on the second Business Day following the satisfaction (or, to the extent permitted by Law, the waiver by the party entitled to the benefit thereof) of the conditions set forth in Article VI, other than those conditions that by their nature are to be satisfied as of the Closing (but subject to the satisfaction or waiver of such conditions at the Closing), or at such other place (including by remote electronic exchange of documents), time and date as shall be mutually agreed between the Company and the Investor (the “Closing Date”). The Closing shall be deemed to occur and be effective as of 12:01 a.m., New York City time, on the Closing Date.

(b) At the Closing, to effect the purchase and sale of the Preferred Shares, (i) the Investor shall pay or cause to be paid to the Company, by wire transfer to a bank account designated in writing by the Company at least two Business Days prior to the Closing Date, in immediately available funds, the Purchase Price for the Preferred Shares, (ii) the Company shall deliver to the Investor evidence of the Preferred Shares in book entry, (iii) the Company shall make the filing described in Section 6.01(b), and (iv) each of the Company and the Investor shall execute and deliver to the other the Investor Rights Agreement.

SECTION 2.03. Restrictive Legends. The book entry representing the Preferred Shares purchased hereunder shall bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO THE PROVISIONS OF AN INVESTOR RIGHTS AGREEMENT DATED ON OR AROUND THE CLOSING DATE. A COPY OF THE INVESTOR RIGHTS AGREEMENT MAY BE OBTAINED FROM THE COMPANY. ANY TRANSFER IN VIOLATION OF THE INVESTOR RIGHTS AGREEMENT IS VOID AND OF NO EFFECT.”

ARTICLE III

Representations and Warranties of the Company

Except as set forth in the Company SEC Reports filed on or after October 3, 2017 and at least two (2) Business Days prior to the date of this Agreement (provided that in no event shall any disclosures contained under the captions “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk” that are not factual and/or historical in nature, any disclosure set forth in any “forward-looking statements” disclaimer or any other disclosures that are predictive, cautionary or forward-looking in nature that are included in any part of any Company SEC Report be deemed to be an exception to, or, as applicable, disclosure for purposes of, any representations and warranties of the Company contained in this Agreement) (it being agreed and understood that any matter disclosed in such Company SEC Report shall not be deemed disclosed for the purposes of Section 3.01, Section 3.02, Section 3.03, Section 3.05(f), and Section 3.06), or, subject to Section 8.12, in a corresponding identified schedule attached hereto (such schedules, collectively, the “Disclosure Schedules”) the Company represents and warrants to the Investor, as of the date hereof and as of the Closing, that:

SECTION 3.01. Organization; Standing.

(a) The Company is a corporation duly organized, validly existing and in good standing pursuant to the DGCL. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties, assets and rights, except where the failure to have such power or authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The Company has made available to Investor true, correct and complete copies of the Company Charter Documents, each as amended to the date hereof. The Company is not in violation of any provision of the Company Charter Documents.

(c) Each of the Subsidiaries of the Company is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization. Each of the Subsidiaries of the Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Subsidiaries of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.02. Capitalization.

(a) Capital Stock. The authorized capital stock of the Company consists of (i) 550,000,000 shares of Common Stock; and (ii) 55,000,000 shares of Company Preferred Stock. 125,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, will be authorized as of the Closing Date. As of 5:00 p.m., New York City time, on September 27, 2019 (such time and date, the “Capitalization Date”), (A) 111,033,405 shares of Common Stock were issued and outstanding; and (B) no shares of Company Preferred Stock were issued and outstanding; and (C) no shares of Common Stock were held by the Company as treasury shares. All issued and outstanding shares of Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights and were issued in compliance with all applicable securities Laws. From the close of business on the Capitalization Date to the date of this Agreement, the Company has not issued or granted any Company Securities, other than pursuant to (i) the exercise of Options or the vesting and settlement of Company RSUs or Company PSUs, in each case, which were granted prior to the date of this Agreement and in accordance with their terms as in effect immediately prior to the Capitalization Date, or (ii) the exercise or conversion of Company Warrant Transactions, Company Emergence Warrants or Company Convertible Notes, in each case, in accordance with their terms as in effect immediately prior to the Capitalization Date. The Preferred Shares and the Conversion Shares will be, when issued, duly authorized validly issued, fully paid, nonassessable and free of any preemptive rights and were issued in compliance with all applicable securities Laws. The Preferred Shares and the Conversion Shares, if and when issued, will have the terms and conditions and entitle the holders thereof to the rights set forth in the Company Charter Documents, as amended by the Certificate of Designations. The shares of Common Stock issuable upon conversion of the Preferred Shares have been duly reserved for issuance.

(b) Stock Reservation, Awards, Warrants and Convertible Notes. As of the Capitalization Date, the Company has reserved 7,381,609 shares of Common Stock for issuance pursuant to the Company Stock Plans. As of the Capitalization Date, there were outstanding (i) Options to acquire 927,747 shares of Common Stock with a weighted average exercise price of $19.59 per share; (ii) 3,218,372 shares of Common Stock subject to outstanding Company RSUs; and (iii) (A) 451,411 shares of Common Stock subject to outstanding Company PSUs (assuming achievement of the applicable performance metrics at the target level) and (B) 540,005 shares of Common Stock subject to outstanding Company PSUs (assuming achievement of the applicable performance metrics at the maximum level). As of the Capitalization Date, (I) 5,645,200 shares of Common Stock were issuable pursuant to Company Emergence Warrants; (II) 12,610,326 shares of Common Stock were issuable pursuant to Company Warrant Transactions; and (III) 12,610,325 shares of Common Stock were issuable upon conversion of Company Convertible Notes, which have an aggregate amount of $350,000,000 outstanding thereunder and a current conversion price of $27.76 per share of Common Stock (the “Conversion Price”).

(c) Company Securities. Except as set forth in this Section 3.02, and for changes since the Capitalization Date resulting from (x) the exercise of Options outstanding on such date or issued after such date or any shares of Common Stock issuable pursuant to the Company Emergence Warrants, Company Warrant Transactions or Company Convertible Notes, (y) the vesting and settlement of Company RSUs and Company PSUs outstanding on such date or issued after such date and (z) the issuance of Options, Company PSUs and Company RSUs after such date, in each case, to the extent permitted under Section 5.01, there are (i) no issued and outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; and (v) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively, the “Company Securities”).

(d) Other Rights. There are no (i) voting trusts, proxies or similar arrangements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; (ii) obligations or binding commitments of any character to which the Company or any of its Subsidiaries is a party or by which it is bound (A) restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries or (B) granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities or (iii) other obligations by the Company to make any payments based on the price or value of any Company Securities. As of the date of this Agreement, the Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Common Stock.

SECTION 3.03. Authority; Non-contravention.

(a) The Company has the requisite corporate power and authority to (i) execute and deliver this Agreement and the Related Agreements; (ii) perform its covenants and obligations hereunder and thereunder; and (iii) consummate the Transactions. The execution and delivery of this Agreement and the Related Agreements by the Company, the performance by the Company of its covenants and obligations hereunder and thereunder, and the consummation of the Transactions, have been duly authorized and approved by the Board, and except for the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the Related Agreements, the performance by the Company of its covenants and obligations and the consummation of the Transactions. This Agreement and the Related Agreements executed contemporaneous herewith have been, and the other Related Agreements will be on the Closing Date, duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Investor, constitutes (or will on the Closing Date constitute, with respect to the Related Agreements) a legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (such exceptions in clauses (A) and (B), the “Enforceability Exceptions”).

(b) The execution and delivery of this Agreement and the Related Agreements by the Company, the performance by the Company of its covenants and obligations hereunder and thereunder, and the consummation of the Transactions do not and would not reasonably be expected to (i) violate or conflict with any provision of the Company Charter Documents; (ii) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to (A) any material loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, contract or other agreement, arrangement or understanding (each, a “Contract”) to which the Company or any of its Subsidiaries is a party, including the Material Contracts, or (B) Company Term Loan Credit Agreement, Company ABL Credit Agreement, Company Convertible Notes, the Warrant Agreement, the Company Emergence Warrants, the Company Warrant Transactions, or the PBGC Settlement Agreement; (iii) assuming the Governmental Authorizations referred to in Section 3.04 are made and obtained, violate or conflict with any Law applicable to the Company or any of its Subsidiaries or by which any of their properties or assets are bound; or (iv) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (ii)(A), (iii) and (iv) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impede or delay the consummation of the Transactions.

SECTION 3.04. Governmental Approvals. Except for (a) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware pursuant to the DGCL, (b) the approval of the Conversion Shares for listing on NYSE, subject to official notice of issuance, (c) the filing with the SEC of such current reports and other documents, if any, required to be filed with the SEC under the Exchange Act or Securities Act in connection with the Transactions and (d) compliance with any applicable requirements of the HSR Act, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Entity or any stock market or stock exchange on which shares of Common Stock are listed for trading are necessary for the execution and delivery of this Agreement and the Related Agreements by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions, other than such consents, approvals, filings, licenses, permits, authorizations, declarations or registrations the failure of which to obtain, make or give, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or materially impede or delay the consummation of the Transactions.

SECTION 3.05. Company SEC Documents; Undisclosed Liabilities.

(a) Since October 3, 2017, the Company has timely filed or furnished all SEC Reports (“Company SEC Reports”). Each Company SEC Report complied, as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement and prior to Closing, on the date of such amended or superseding filing) or in the case of registration statements, on the date of effectiveness thereof, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and/or the listing standards and rules of the securities exchange on which the Company was listed at the time of such filing, as the case may be, each as in effect on the date that such Company SEC Report was filed. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), or in the case of registration statements, on the date of effectiveness thereof, each Company SEC Report did not contain, and each Company SEC Report to be filed on or after the date of this Agreement and prior to Closing will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company is, and since October 3, 2017 has been, in compliance in all material respects with the applicable provisions and requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the listing standards and rules of the securities exchange on which the Common Stock traded. Since October 3, 2017, each principal executive officer and principal financial officer of the Company, as applicable, has made all certifications required by Rules 13a and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and the statements contained in any such certifications are true and complete. As of the date of this Agreement, (x) there are no outstanding or unresolved comments received from the SEC with respect to the Company SEC Reports or any registration statement filed by the Company and (y) to the Knowledge of the Company, none of the Company SEC Reports is the subject of ongoing SEC review or investigation. No Subsidiary of the Company is, or since October 3, 2017 has been, required to file any forms, reports or documents with the SEC.

(b) The consolidated financial statements (including any related notes and schedules) of the Company and its Subsidiaries filed with the Company SEC Reports (i) complied, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto during the periods and at the dates indicated (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); (ii) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q) applied on a consistent basis during the periods involved; and (iii) fairly present, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the dates thereof or for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments described therein). None of the Company or its Subsidiaries is a party to, or has any obligation or other commitment to become a party to, any “off balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC) that have not been so described in the Company SEC Reports.

(c) The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that (i) all material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications required under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act. Since October 3, 2017, no events, facts or circumstances have occurred such that management would not be able to complete its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act when next due, and conclude, after such assessment, that such system was effective. Since October 3, 2017, the principal executive officer and principal financial officer of the Company have made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in any such certifications were true and complete as of their filing dates. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications as of the date of this Agreement.

(d) The Company has established and maintains a system of internal controls over financial reporting that are designed to ensure reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Since October 3, 2017, neither the Company nor, the Company’s independent registered public accounting firm has identified or been made aware of (x) any significant deficiency or material weakness in the system of internal control over financial reporting, including the design and operation thereof, used by the Company and its Subsidiaries that has not been subsequently remediated; (y) any fraud or illegal act that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries; or (z) any claim or allegation regarding any of the foregoing. The Company’s auditors and the audit committee of the Board have identified or have been made aware of all matters described by the immediately preceding clauses (x) through (z).

(e) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent, fixed or otherwise) required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or notes thereto, other than liabilities or obligations (a) reflected or otherwise adequately reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of September 30, 2018 or in the consolidated financial statements of the Company and its Subsidiaries included in the Company SEC Reports filed prior to the date of this Agreement or described in the notes thereto; (b) arising pursuant to this Agreement or the Related Agreements or incurred in connection with the Transactions; (c) incurred in the ordinary course of business on or after September 30, 2018 and (d) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f) Since December 31, 2018, there has been no Material Adverse Effect.

SECTION 3.06. No Broker. Except for J.P. Morgan Securities LLC, there is no financial advisor, investment banker, broker, finder or agent that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Transactions.

SECTION 3.07. Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on NYSE, and the Company has taken no action designed to (or which, to the Knowledge of the Company, is reasonably likely to) have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NYSE, nor has the Company received, as of the date hereof, any notification that the SEC or NYSE is contemplating terminating such registration or listing.

SECTION 3.08. No Rights Agreement. The Company is not party to a stockholder rights agreement, “poison pill” or similar antitakeover agreement or plan and no takeover statutes currently in effect in any jurisdiction in which the Company operates are applicable.

SECTION 3.09. Compliance with Laws.

(a) Since January 1, 2016, the Company and each of its Subsidiaries has been in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and since, January 1, 2016, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice of any conflict or non-compliance with, or default or violation of, any applicable Laws by which it or any of its properties, assets, rights, employees, business or operations are or were bound or affected, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, and each such Governmental Authorization is in full force and effect or subject to renewal in the ordinary course of business; (ii) the Company and its Subsidiaries are, and since January 1, 2016 have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses; and (iii) since January 1, 2016 (A) neither the Company nor any of its Subsidiaries has received written notice, or to the Knowledge of the Company, oral notice from any Governmental Entity alleging any conflict with or breach of any such Governmental Authorization which remains unresolved and (B) no suspension or cancellation of any of the Governmental Authorizations is pending or, to the Knowledge of the Company, threatened.

(b) Since January 1, 2016, the Company, each of its Subsidiaries, each of its and their respective directors and officers, and to the Company’s Knowledge, each of its and their respective employees, and agents, and all other Persons acting on its or their behalf, in each case in their capacity as such, is and has been in material compliance with Anti-Corruption Laws. Except as has not and would not reasonably be expected to be, individually in or in the aggregate, material to the Company and its Subdidiaries, taken as a whole, since January 1, 2016, none of the Company, any of its Subsidiaries, any of its or their respective officers or directors, or to the Company’s Knowledge, each of its and their respective agents, employees or other Persons acting on their behalf, in each case in their capacity as such, has, directly or indirectly, (i) been charged with or convicted of violating any Anti-Corruption Laws; (ii) received any written notice, request or citation, or been made aware in writing of any allegation, investigation (formal or informal), inquiry, action, charge or other Legal Proceeding with regard to a potential violation of any Anti-Corruption Law; (iii) established or maintained any unrecorded or improperly recorded fund of corporate monies or other properties or assets or made any false entries on any books of account or other record for any purpose in violation of any Anti-Corruption Laws; (iv) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to government officials or government employees in violation of any Anti-Corruption Laws; (v) made, offered or authorized any unlawful payment, or other thing of value, to foreign or domestic government officials or government employees in violation of any Anti-Corruption Laws; or (vi) made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment in violation of any Anti-Corruption Laws. The Company and each of its Subsidiaries have developed and implemented an anti-corruption compliance program that includes internal controls and policies and procedures designed to reasonably promote compliance with all applicable Anti-Corruption Laws.

(c) Since January 1, 2016, none of the Company, its Subsidiaries, or any of their respective officers, directors, employees, agents, nor any other Person acting on their behalf, has violated, in any material respect, an applicable Law relating to economic or trade sanctions Laws, export, reexport, transfer, and import control Laws, or antiboycott Laws administered or enforced by a Governmental Entity, including the U.S. government (such as those administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the Internal Revenue Service of the U.S. Department of the Treasury, the U.S. Department of State, or the Bureau of Industry and Security of the

U.S. Department of Commerce), the United Nations Security Council, the European Union, or Her Majesty’s Treasury (collectively, “Trade Control Laws”). Since January 1, 2016, neither the Company, nor any of its Subsidiaries has (i) received from any Governmental Entity any written or, to the Company’s Knowledge, oral notice, inquiry, or internal or external allegation related to Trade Control Laws; (ii) made any voluntary or involuntary disclosure to a Governmental Entity related to Trade Control Laws; or (iii) conducted any material internal investigation concerning any actual or potential violation or wrongdoing related to the Trade Control Laws. None of the Company, its Subsidiaries, or, to the Company’s Knowledge, any of their respective officers, directors, employees, agents, nor any other Person acting on their behalf, is a Person (A) that is organized, located or resident in a country or territory with which dealings are broadly prohibited under comprehensive U.S. sanctions (currently, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria); (B) with whom dealings are restricted or prohibited by, or are sanctionable under, any applicable economic or trade sanctions Law; (C) engaged in any unlawful transaction, directly or, knowingly, indirectly, with any Person who is the target of any economic or trade sanctions Law; or (D) that is owned or controlled, directly or indirectly, by any Person identified in (A), (B), or (C).

SECTION 3.10. Taxes. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) each of the Company and its Subsidiaries has duly and timely filed (taking into account valid extensions) all Tax Returns required to be filed by any of them and each such Tax Return is true, correct and complete, and the Company and each of its Subsidiaries has timely and properly paid, or has adequately reserved (in accordance with GAAP on the appropriate financial statements) for the payment of, all Taxes that are required to be paid by any of them;

(b) the Company and each of its Subsidiaries has timely and properly paid, withheld or collected (and paid or remitted to the appropriate Governmental Entity), or has adequately reserved (in accordance with GAAP on the appropriate financial statements) for the payment of, all Taxes required to be paid, withheld or collected by any of them in connection with any amounts paid or owing to any employee, creditor, independent contractor, customer, shareholder or other third party, and have otherwise complied with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes;

(c) neither the Company nor any of its Subsidiaries has executed, filed or entered into any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any Tax, in each case that has not since expired;

(d) no audits, investigations, proceedings, actions or other examinations with respect to Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing; and

(e) there are no liens for Taxes upon any asset, right or property of the Company or any of its Subsidiaries, except for Permitted Liens, and none of the Company or any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).

SECTION 3.11. Company Plans; Labor Matters.

(a) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Company Plan has been operated and administered in accordance with its terms and in compliance with applicable Law, including ERISA, the Code and, in each case, the regulations thereunder, (ii) all contributions or other amounts payable by the Company or the Subsidiaries of the Company pursuant to each Company Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP or applicable international accounting standards and (iii) as of the date hereof, there are no pending, or to the Company’s Knowledge, threatened or anticipated claims, actions, investigations or audits (other than routine claims for benefits) by, on behalf of or against any of the Company Plans or any trusts related thereto.

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Company nor any of its Subsidiaries maintains, sponsors or participates in, or contributes to, or otherwise has any liability with respect to, (i) a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”), (ii) a “multiple employer plan” (within the meaning of Section 4063 or Section 4064 of ERISA), or (iii) a “multiple employer welfare plan” (as defined in Section 3(40) of ERISA). Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Company nor any of its Subsidiaries has incurred, or reasonably expects to incur, any liability to a Multiemployer Plan, multiple employer plan or multiple employer welfare plan as a result of a complete or partial withdrawal from such Multiemployer Plan, multiple employer plan or multiple employer welfare plan.

(c) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) there is no “accumulated funding deficiency” under Section 412 of the Code or Section 302 of ERISA, (ii) no Company Plan is, or is expected to be, “at-risk” (under Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code), (iii) no “reportable event” under Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred, nor has any event described in Sections 4062, 4063 or 4041 of ERISA occurred, (iv) all premiums to the Pension Benefit Guaranty Corporation (“PBGC”) have been timely paid in full, (v) no unsatisfied liability (other than premiums to the PBGC) under Title IV of ERISA has been, or is expected to be, incurred by the Company or any Subsidiary.

(d) None of the execution and delivery of this Agreement, the consummation of the Transactions (either alone or in conjunction with any other event) would reasonably be expected to, (i) result in any material payment (including severance and unemployment compensation, forgiveness of indebtedness or otherwise) becoming due to any current or former director or any employee of the Company or any Subsidiary of the Company under any Company Plan or otherwise, (ii) increase any material benefits otherwise payable under any Company Plan, (iii) result in any acceleration of the time of payment, funding or vesting of any such benefits, (iv) result in any material breach or violation of, or default under or materially limit the Company’s right to amend, modify, terminate or transfer the assets of, any Company Plan or (v) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that would, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(e) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Company Plan, if any, which is maintained outside of the United States (i) has been operated in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Company Plan is present or operates and, to the extent relevant, the United States, (ii) that is intended to qualify for special tax treatment meeting all requirements for such treatment and (iii) that is intended to be funded and/or book-reserved are fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions.

(f) Other than non-U.S. national or industry-wide agreements, none of the Company nor any of its Subsidiaries is party to, bound by, or negotiating any contract, agreement, arrangement, or understanding that related to labor matters and is with any union, works council, trade union, employee representatives, or similar labor relations entity (“Labor Entities”) or that is otherwise collectively bargained. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) no strike, labor dispute, slowdown, concerted refusal to work overtime, or work stoppage or labor strike against the Company or any of its Subsidiaries is pending or to the Company’s Knowledge threatened; (ii) to the Company’s Knowledge, there are no activities, efforts, or proceedings of any Labor Entity to organize any employees, contractors, or other service providers of the Company or any of its Subsidiaries; and (iii) in the past three (3) years, neither the Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or similar Law.

(g) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, in the past three (3) years: (i) none of the Company or any of its Subsidiaries has taken any action that would constitute a “plant closing” or “mass layoff” within the meaning of the Worker Adjustment Retraining Notification Act of 1988, as amended, or any similar state, local or foreign Law (“WARN”), (ii) issued any notification of a plant closing or mass layoff required by the WARN, or (iii) incurred any liability or obligation under WARN that remains unsatisfied.

(h) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries are in compliance with all applicable Laws and any applicable Contract respecting employment, employment practices, terms and conditions of employment, collective bargaining, worker classification (including the proper classification of workers as independent contractors or consultants), employment-related Tax declaration and withholding, withholding and payment, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, leave of absence, affirmative action, disability rights or benefits, employee privacy, immigration status, occupational safety and health, wages (including overtime wages), compensation, and hours of work, or otherwise with respect to any employees, contractors, and other service providers.

SECTION 3.12. Material Contracts; Material Customers, Material Agents, and Material Suppliers.

(a) List of Material Contracts. Section 3.12(a) of the Disclosure Schedule contains a true, correct and complete list of all Material Contracts, as in effect as of the date of this Agreement, to which the Company or any of its Subsidiaries is a party or is bound and a true, correct and complete copy of each Material Contract in effect as of the date hereof has been made available to the Investor.

(b) Validity. As of the date of this Agreement, each Material Contract (other than any Material Contract that has expired in accordance with its terms) is valid and binding on the Company or each Subsidiary of the Company that is a party thereto and is in full force and effect, except where the failure to be valid and binding and in full force and effect has not had, and would not reasonably be expected to have, a Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract and neither the Company nor any of its Subsidiaries has waived any rights under any such Material Contract, except where the failure to fully perform or the waiver of rights (as applicable) has not had, and would not reasonably be expected to have, a Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the

Knowledge of the Company, any other party thereto, except for such breaches and defaults that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Material Customers, Material Agents and Material Suppliers. The relationships of the Company and its Subsidiaries with the Material Customers, Material Agents, and Material Suppliers are good commercial working relationships and (i) since September 30, 2018 through the date hereof, the Company has not received any notice in writing or, to the Knowledge of the Company, oral notice from any Material Customer, Material Agent, or Material Supplier indicating that such Person intends to terminate, or not renew, any Material Contract or amend the terms thereof, other than modifications in the ordinary course of business; (ii) no Material Customer, Material Agent, or Material Supplier has since September 30, 2018 through the date hereof decreased materially or, to the Knowledge of the Company, threatened to stop, decrease or limit materially, or, to the Knowledge of the Company, intends to modify materially its material relationships with the Company or any of its Subsidiaries or intends to stop, decrease or limit materially its products or services to the Company or any of its Subsidiaries or its usage or purchase of the products or services of the Company or any of its Subsidiaries; (iii) to the Knowledge of the Company, no Material Customer, Material Agent, or Material Supplier intends to refuse to pay any material amount due to the Company or any of its Subsidiaries or seek to exercise any remedy against any the Company or any of its Subsidiaries; (iv) neither the Company nor any of its Subsidiaries has within the two years before the date hereof been engaged in any material dispute with any Material Customer, Material Agent, or Material Supplier; and (v) to the Knowledge of the Company, the consummation of the transactions contemplated in this Agreement will not adversely affect the relationship of the Company or any of its Subsidiaries with any Material Customer, Material Agent, or Material Supplier in any material respect.

SECTION 3.13. Intellectual Property and Privacy and Data Security.

(a) Section 3.13(a) of the Disclosure Schedule sets forth a true, correct and complete list as of the date of this Agreement of all Company Registered Intellectual Property (provided that, with respect to domain names, only material domain names) and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been applied for, issued or registered.

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) each item of Company Registered Intellectual Property is subsisting and valid and enforceable; (ii) no Company Registered Intellectual Property is involved in any interference, reissue, reexamination, opposition, cancellation or similar proceeding of which the Company has been provided written notice as of the date of this Agreement and no such Legal Proceeding is or since January 1, 2016 has been threatened in writing against the Company with respect to any Company Registered Intellectual Property; (iii) the Company or one of its Subsidiaries owns exclusively, free and clear of all liens or encumbrances of any nature whatsoever (including any license or covenant not to sue or enforce) other than Permitted Liens, all right, title and interest in and to all Company Intellectual Property; (iv) all documents, instruments, and payments necessary to establish, perfect and maintain the rights of the Company and its Subsidiaries in the Company Registered Intellectual Property have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Entity and (v) the Company and its Subsidiaries have prosecuted Company Registered Intellectual Property in good faith and in compliance with applicable duties of candor and have not engaged in any fraud on the patent office, and have not failed to disclose any prior art that the Company or its Subsidiaries knew or should have known was required to be disclosed.

(c) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all Persons (including current and former employees and independent contractors) who create or contribute to any portion of, or otherwise would have rights in or to, Company Intellectual Property have executed enforceable written agreements that validly and irrevocably assign to the Company or one of its Subsidiaries all of their rights in and to such Company Intellectual Property, or the Company owns all such Company Intellectual Property pursuant to applicable Law.

(d) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company or any of its Subsidiaries, as applicable, exclusively owns, or is licensed or otherwise possesses valid rights to use (and will, immediately following the completion of the transactions contemplated by this Agreement, continue to exclusively own, license, or otherwise possess valid rights to use) all Intellectual Property used in their respective businesses as currently conducted, and (ii) no Person has any exclusive license or substantially similar right, or any right to obtain an exclusive license or substantially similar right, to any Patents or Patent applications included in the Company Registered Intellectual Property. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries has granted to any Person any exclusive right that remains in effect, in or to any Company Intellectual Property.

(e) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened Legal Proceedings by any Person against the Company or any of its Subsidiaries (i) alleging infringement, misappropriation or violation by the Company or any of its Subsidiaries of any Intellectual Property of such Person, including by any Company Product, or (ii) challenging the ownership, validity or enforceability of any Company Intellectual Property. Since January 1, 2016, neither the Company nor any of its Subsidiaries has received any written (or, to the Knowledge of the Company, other form of) notice of any such allegations or challenges that would reasonably be expected to have, a Material Adverse Effect.

(f) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2016, (i) the conduct of the business of the Company and its Subsidiaries has not infringed, misappropriated, diluted or violated any Intellectual Property of any Person, (ii) Company and its Subsidiaries have not engaged in misuse or any fraud or inequitable conduct in connection with any Company Intellectual Property and (iii) to the Knowledge of the Company, no Person is infringing, misappropriating, diluting or violating any Company Intellectual Property (or any Intellectual Property exclusively licensed to the Company or any of its Subsidiaries) as of the date of this Agreement. Neither the Company nor any of its Subsidiaries has initiated any Legal Proceeding that is currently pending against any Person, or provided any Person with written notice, in either case alleging or claiming that such Person is infringing, misappropriating or violating any Company Intellectual Property (or any Intellectual Property exclusively licensed to the Company or any of its Subsidiaries), where such infringement, misappropriation, or violation has had, and would reasonably be expected to have, a Material Adverse Effect.

(g) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries take commercially reasonable measures to protect the Company Intellectual Property, including, without limitation, the confidentiality of any Trade Secrets forming a part thereof. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the material Trade Secrets constituting Company Intellectual Property, including the source code of any material Software forming a part of the Company Intellectual Property (“Company Software”), have not been disclosed by the Company or any of its Subsidiaries to any Person except pursuant to non-disclosure agreements which, to the Knowledge of the Company as of the date of this Agreement, have not been breached. No current or contingent rights (including in connection with any source code escrow) currently in effect have been granted by the Company or any of its Subsidiaries to any Person with respect to source code for any Company Software where such source code is material to the Company and its Subsidairies, taken as a whole.

(h) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no Company Product uses or incorporates, or is derived from, any Software that is subject to an Open Source License (“Open Source Software”) in a manner that requires (i) the licensing, disclosing, distribution or provision of source code for any Company Software including in any Company Product to any Person, (ii) any Company Software of a Company Product to be licensed for the purpose of creating derivative works, (iii) dedicating any Company Software of a Company Product to the public or (iv) any Company Software to be redistributed at no or minimal charge (collectively, a “Copyleft Effect”). The Company does not distribute any material Company Software under any Open Source License or contribute any such Company Software to any Open Source Software. The Company has and enforces policies and procedures reasonably designed to prevent the introduction of any Copyleft Effect into any material Company Software, and the Company and its Subsidiaries have been and are in material compliance with the terms of notice, attribution, offer, delivery and other obligations, terms, and conditions of all Open Source Licenses governing Company’s and its Subsidiaries’ use and distribution of any applicable Open Source Software.

(i) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the IT Systems (i) are in good repair and operating condition and are adequate and sufficient for the current needs of the business of the Company and its Subsidiaries, (ii) are subject to commercially reasonable written information security and disaster recovery, business continuity, and back-up plans and procedures and (iii) do not contain any Malware that would reasonably be expected to interfere with the ability of the Company and its Subsidiaries to conduct the business or to present a material risk of a Data Breach.

(j) The Company or its Subsidiaries (nor any of their employees) is not now, nor has ever been, a member or promoter of, or a contributor to, any industry standards body or any similar organization that could reasonably be expected to require or obligate the Company to grant or offer to any other Person any license or right to any Company Intellectual Property, except where such requirement or obligation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and the Company and its Subsidiaries are not aware of or have publicly made any declaration of any Company Intellectual Property constitute “standard essential patents”, or are otherwise obligated to grant any license to any standard essential patent whether on RAND, FRAND, or other basis, except where such declaration or obligation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries comply, and at all times since January 1, 2016, have complied, with all applicable Privacy Requirements. Since January 1, 2016, the Company and its Subsidiaries have not received any written or, to the Knowledge of the Company, other, claim, notice or audit request from any third party or Governmental Entity relating to any actual or potential violation of any Privacy Requirements by the Company, its Subsidiaries, or any of their respective service providers, except for such violations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l) Except as has not had, and would not reasonable be excpected to have, individually or in the aggregate, a Material Adverse Effect, the Company has at all times since January 1, 2016, established and complied with a reasonable written information security program that is, and at all times has been, compliant with all applicable Privacy Requirements.

(m) Since January 1, 2016, (i) neither the Company nor any of its Subsidiaries, as of the date hereof, have notified, or except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, been required to notify, any Person or Governmental Entity of any Data Breach; and (ii) except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no Data Breach has occurred.

SECTION 3.14. Legal Proceedings; Orders.

(a) No Legal Proceedings. As of the date of this Agreement, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries, any present or former officer or director of the Company or any of its Subsidiaries in such individual’s capacity as such.

(b) No Orders. As of the date of this Agreement, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries is subject to any order of any kind or nature that would prevent, impair, or delay the consummation of the Transactions.

SECTION 3.15. Government Contracts. Other than would not be material to the Company and its Subsidiaries, taken as a whole, (a) since January 1, 2016, neither the Company nor any of its Subsidiaries has (i) been suspended or debarred from bidding on Government Contracts by a Governmental Entity; (ii) been audited or investigated by any Governmental Entity with respect to any Government Contract other than in the ordinary course of business; or (iii) conducted or initiated any internal investigation or made a mandatory disclosure to any Governmental Entity with respect to any alleged or potential irregularity, misstatement or omission arising under or relating to a Government Contract; and (b) since January 1, 2016 to the date of this Agreement, neither the Company nor any of its Subsidiaries has (1) received from any Governmental Entity any written notice of breach, cure, show cause or default with respect to any Government Contract or (2) had any Government Contract terminated by any Governmental Entity for default or failure to perform.

SECTION 3.16. Related Party Transactions. Except for compensation and other employment arrangements entered into in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer but not including any wholly owned Subsidiary) thereof, or any stockholder that, to the Knowledge of the Company, beneficially owns 5% or more of the Company Securities that are voting securities, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

SECTION 3.17. Arm’s Length Transaction. The Company is acting solely in the capacity of an arm’s length contractual counterparty to the Investor with respect to the Transactions. Additionally, without limiting the representations and warranties of the Investor in ARTICLE IV, the Company (a) is not relying on the Investor for any legal, tax, investment, accounting or regulatory advice, (b) has consulted with its own advisors concerning such matters, and (c) shall be responsible for making its own independent investigation and appraisal of the Transactions.

SECTION 3.18. No Other Company Representations or Warranties. Except for the representations and warranties expressly made by the Company in this ARTICLE III, or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes any representation or warranty of any kind whatsoever, express or implied, at law or in equity, with respect to the Company any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) in order to induce Investor to purchase the Preferred Shares, notwithstanding the delivery or disclosure to the Investor or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, neither the Company nor any other Person makes or has made any express or implied representation or warranty to Investor or any of its respective Representatives with respect to (a) any financial projection, forecast, estimate, or budget relating to the Company, any of its Subsidiaries or their respective businesses or (b) except for the representations and warranties made by the Company in this ARTICLE III, any oral or written information presented to Investor or any of its respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions, in each case, in order to induce Investor to purchase the Preferred Shares.

SECTION 3.19. No Other Investor Representations or Warranties. Except for the representations and warranties expressly set forth in ARTICLE IV or any certificate delivered pursuant to this Agreement, the Company hereby acknowledges that neither the Investor nor any of its Subsidiaries, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Investor or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Company or any of its Representatives or any information developed by the Company or any of its Representatives.

ARTICLE IV

Representations and Warranties of the Investor

The Investor represents and warrants to the Company:

SECTION 4.01. Organization and Authority. Investor (a) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (b) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Investor is not in violation of its organizational documents.

SECTION 4.02. Authority. Investor has the requisite corporate power and authority to (a) execute and deliver this Agreement and the Related Agreements; (b) perform its covenants and obligations hereunder and thereunder; and (c) consummate the Transactions. The execution and delivery of this Agreement and the Related Agreements by Investor, the performance by Investor of its covenants and obligations hereunder, and the consummation of the Transactions, have been duly authorized and approved by all necessary action on the part of Investor and no additional actions on the part of Investor are necessary to authorize the execution and delivery of this Agreement and the Related Agreements by

Investor, the performance by Investor of its respective covenants and obligations hereunder, and the consummation of the Transactions. This Agreement and the Related Agreements entered into contemporaneously herewith have been, and the other Related Agreements will be on the Closing Date, duly executed and delivered by Investor and, assuming the due authorization, execution and delivery by the Company, constitutes (or will on the Closing Date constitute, with respect to the Related Agreements) a legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, subject to the Enforceability Exceptions.

SECTION 4.03. Non-contravention. The execution and delivery of this Agreement and the Related Agreements by Investor, the performance by Investor of its covenants and obligations hereunder and thereunder, and the consummation of the Transactions do not (a) violate or conflict with any provision of the organizational documents of Investor; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any Contract or other instrument or obligation to which Investor is a party; (c) assuming the Governmental Authorizations referred to in Section 4.04 are made and obtained, violate or conflict with any Law applicable to Investor or by which any of its properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Investor, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not, individually or in the aggregate, prevent or materially delay the consummation of the Transaction or have a material adverse effect on the ability of Investor to perform its covenants and obligations under this Agreement or to consummate the Transaction.

SECTION 4.04. Government Filings. Except for the filing by the Company of the Certificate of Designations with the Secretary of State of the State of Delaware pursuant to the DGCL and compliance with any applicable requirements of the HSR Act, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Entity is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Investor, the performance by the Investor of its obligations hereunder and thereunder and the consummation by the Investor of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, be material to the Investor’s ability to consummate the Transactions.

SECTION 4.05. Purchase for Investment. The Investor acknowledges that the Preferred Shares will not have been registered under the Securities Act or under any state or other applicable securities laws. The Investor (a) acknowledges that it is acquiring the Preferred Shares (and the Conversion Shares) pursuant to an exemption from registration under the Securities Act solely for investment and for the Investor’s own account, not as nominee or agent, and with no present intention or view to distribute any of the Preferred Shares (or the Conversion Shares) to any Person in violation of the Securities Act, (b) will not sell or otherwise dispose of any of the Preferred Shares or the Conversion Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable state securities laws, (c) is knowledgeable, sophisticated and experienced in financial and business matters, fully understands the limitations on transfer and the restrictions on sales of such Preferred Shares and Conversion Shares and is able to bear the economic risk of its investment and afford the complete loss of such investment and (d) is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

SECTION 4.06. No Other Company Representations or Warranties. Except for the representations and warranties expressly set forth in Article III and such representations and warranties set forth in the other Transaction Documents, the Investor hereby acknowledges that neither the Company nor any of its Subsidiaries, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Investor or any of its Representatives or any information developed by the Investor or any of its Representatives, in each case, in order to induce Investor to purchase the Preferred Shares.

SECTION 4.07. Arm’s Length Transaction. The Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Transactions. Additionally, without limiting the representations and warranties of the Company in ARTICLE III, the Investor (a) is not relying on the Company for any legal, tax, investment, accounting or regulatory advice, (b) has consulted with its own advisors concerning such matters, and (c) shall be responsible for making its own independent investigation and appraisal of the Transactions.

SECTION 4.08. Private Placement Consideration. The Investor understands and acknowledges that: (a) its representations and warranties contained herein are being relied upon by the Company as a basis for availing itself of such exemption and other exemptions under the securities Laws of all applicable states and for other purposes, (b) no U.S. state or federal agency has made any finding or determination as to the fairness of the terms of the sale of the Preferred Shares or any recommendation or endorsement thereof and (c) the Preferred Shares are “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under applicable securities Laws such Preferred Shares (and the Conversion Shares) may be resold without registration under the Securities Act only in certain limited circumstances.

SECTION 4.09. No Broker. Except for Goldman Sachs & Co. LLC, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Investor or any of its Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Transactions.

SECTION 4.10. Financial Capability. The Investor currently has available funds sufficient to, and on the Closing Date will have available funds necessary to, consummate the Closing on the terms and conditions contemplated by this Agreement.

SECTION 4.11. No Other Investor Representations or Warranties. Except for the representations and warranties expressly made by Investor in this ARTICLE IV or any certificate delivered pursuant to this Agreement, none of Investor or any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to Investor or its Affiliates or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

ARTICLE V

Additional Agreements

SECTION 5.01. Conduct of the Business.

(a) Except (i) as expressly required by this Agreement, (ii) as set forth in Section 5.01 of the Disclosure Schedules, (iii) as required by applicable Law, or (iv) as approved by Investor in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to ARTICLE VII and the Closing, the Company shall, and shall cause each of its Subsidiaries to, use its and their reasonable best efforts to (A) conduct its business in all material respects in the ordinary course of business consistent with past practices, and (B) preserve intact in all material respects its material assets and business organizations and preserve in all material respects its goodwill, reputation and current significant relationships with its customers, suppliers, distributors, resellers, sales agents, channel partners, lessors, creditors, contractors and other Persons; provided that no action taken or not taken by the Company or any of its Subsidiaries because such action or inaction is restricted by Section 5.02 and Investor has refused to provide its consent to such action or inaction after a written request from the Company shall be deemed a breach of this sentence.

(b) Except (w) as expressly required by this Agreement, (x) as set forth in Section 5.01 of the Disclosure Schedules, (y) as required by applicable Law, or (z) as approved by Investor in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to ARTICLE VII and the Closing, the Company shall not, and shall not permit any of its Subsidiaries to:

(i) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company or one of its other wholly owned Subsidiaries or any cash dividends or distributions necessary for the payment of any taxes; or pledge or encumber any shares of its capital stock or other equity or voting interest;

(ii) except for transactions solely among the Company and its Subsidiaries or solely among the Company’s Subsidiaries or the authorization and issuance of the Preferred Shares in accordance with this Agreement and the Certificate of Designations and any Conversion Shares, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than (A) the acquisitions of shares of Common Stock in connection with the surrender of shares of Common Stock by holders of Options in order to pay the exercise price of such Options, (B) the withholding of shares of Common Stock to satisfy tax obligations incurred in connection with the exercise of Options and the settlement of Company RSUs or Company PSUs, and (C) the acquisition by the Company of Options, Company RSUs or Company PSUs in connection with the forfeiture of such awards, and for (A), (B) and (C) in each case in accordance with their terms in effect as of the date of this Agreement;

(iii) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities, except (A) as required by the terms of any employment agreements or any award agreements with respect to, and upon the exercise or settlement of, Options, Company RSUs or Company PSUs, in each case, in effect on the date of this Agreement; (B) in accordance with the terms of the Company Emergence Warrants and Company Warrant Transactions; and (C) in accordance with the terms of the Company Convertible Notes;

(iv) amend the Company Charter Documents (other than filing the Certificate of Designations as provided hereunder);

(v) revalue any of its material assets or materially change the Company’s or its Subsidiaries’ methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any Governmental Entity;

(vi) (only with respect to the Company’s Significant Subsidiaries (as defined in Rule 1.02(w) of Regulation S-X), propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(vii) (A) acquire, in a single transaction or a series of related transactions, any business or Person, by merger or consolidation, purchase of assets, properties, claims or rights or equity interests, or by any other manner, other than (1) transactions (x) solely among the Company and one or more of its wholly owned Subsidiaries or (y) solely among the Company’s wholly owned Subsidiaries and (2) acquisitions of inventory or equipment in the ordinary course of business consistent with past practice;

(viii) enter into any transaction that would be prohibited by Section 2.2(b) of the Framework Agreement, assuming such provision were binding on the Company and its Subsidiaries as of the date of this Agreement;

(ix) enter into any joint venture, limited liability corporation or similar arrangement with any third Person;

(x) (A) incur, assume or suffer any Indebtedness (including any long-term or short-term debt) or issue any debt securities, except (1) for trade payables incurred in the ordinary course of business consistent with past practice; (2) for loans or advances to direct or indirect wholly owned Subsidiaries of the Company; (3) indebtedness under the Company ABL Credit Agreement to meet ordinary course working capital requirements; (4) Indebtedness not in excess of $10,000,000 related to obligations under capital leases; (5) letters of credit issued and maintained in the ordinary course of business consistent with past practice to the extent undrawn; and (6) Indebtedness that, taken together with all other Indebtedness incurred, assumed, or suffered after the date of this Agreement, is not in excess of $25,000,000; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly owned Subsidiaries of the Company; (C) make any loans, advances or capital contributions to, or investments in, any other Person, except for (x) extensions of credit to customers and advances to directors, officers and other employees, in each case, in the ordinary course of business consistent with past practice and (y) any loans, advances, contributions to, or investments in the Company’s direct or indirect wholly owned subsidiaries or among wholly owned Subsidiaries of the Company; or (D) mortgage or pledge any material assets, tangible or intangible, or create or suffer to exist any lien thereupon (other than Permitted Liens); or

(xi) agree, authorize, resolve or recommend, whether in writing or otherwise, to do, or take any action reasonably likely to lead to or result in, any of the foregoing.

SECTION 5.02. Public Announcements. From the date hereof through the Closing Date, the Company and Investor shall consult with each other before issuing, and give each other the opportunity to review and comment upon any press release or other public statements with respect to this Agreement or the Transactions and shall not issue any such press release or make any such public statement without the other party’s prior written consent (which shall not be unreasonably, withheld, conditioned or delayed), except (a) as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system (and then only after as much advance notice and consultation as is feasible) or (b) such public statements principally directed to employees, suppliers, customers, partners or vendors that reconvey previous press releases or public statements.

SECTION 5.03. Access to Information; Confidentiality Agreement.

(a) Subject to applicable Law and any confidentiality arrangements in favor of any third party, from the date hereof until the earlier of the Closing and the valid termination of this Agreement, solely for purposes of furthering the Transactions, the Company shall, and shall cause each of its Subsidiaries to, afford Investor and its Representatives reasonable access upon reasonable advance request and during normal business hours during the period prior to the earlier of the Closing and the termination of this Agreement to (i) all their respective properties, assets, books, records, agreements, permits, documents, information, officers and employees (in each case, excluding, without limiting the foregoing, information and materials protected by any attorney-client or other similar doctrine or privilege or by data privacy Laws) and (ii) such additional financial and operating data and other information regarding the Company or its Subsidiaries (or copies thereof) as Investor may from time to time reasonably request; provided that (x) such access shall not unreasonably disrupt the operations of the Company or its Subsidiaries and (ii) none of the Company or any of its Subsidiaries shall be required to disclose any privileged, highly sensitive or competitive information.

(b) The Company and Investor hereby acknowledge that they have previously executed a Confidentiality Agreement, dated July 1, 2019 (the “Confidentiality Agreement”), that shall continue in full force and effect in accordance with its terms.

SECTION 5.04. Reasonable Best Efforts.

(a) The Company and Investor (and their respective Affiliates, if applicable) shall, to the extent required, (i) file with the Federal Trade Commission and the Antitrust Division of the Department of Justice a Notification and Report Forms relating to this Agreement and the Transactions as required by the HSR Act within 10 Business Days following the date of this Agreement; and (ii) as promptly as practicable following the date of the Closing, file such notification, filings, forms and submissions with any Governmental Entity as are required by other applicable Antitrust Laws in connection with the Transactions. The Company and the Investor shall (A) cooperate and coordinate (and shall cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; and (B) make an appropriate response as promptly as reasonably practicable to any request for additional information and documentary material issued pursuant to the HSR Act or other applicable Antitrust Laws. Without limiting the foregoing, the parties shall request and shall use reasonable best efforts to obtain early termination of the waiting period under the HSR Act or other applicable Antitrust Laws.

(b) Subject to the terms and conditions set forth in this Agreement, each of the Company and the Investor shall, and shall cause its Affiliates to, use reasonable best efforts (A) to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to (i) ensure that the conditions set forth in Article VI are satisfied and (ii) obtain all other consents, waivers, approvals, orders and authorizations from Governmental Entities and make all registrations, declarations and filings with Governmental Entities as necessary or advisable to consumate the Transactions, and (B) to consummate the Transactions as promptly as practicable. Each party hereto shall execute and deliver after the Closing such further certificates, agreements and other documents and take such other actions as the other party or parties may reasonably request to consummate or implement the Transactions or to evidence such events or matters. For the avoidance of doubt, the obligations relating to reasonable best efforts in this Section 5.04(b) shall, among other things, require Investor to relinquish its right to appoint an Investor Director Designee (as defined in the Investor Rights Agreement), if necessary to resolve such objections, if any, that any Governmental Entity may assert with respect to the Transactions and instead agree to replace such Investor Director Designee with a board observer with rights and obligations customarily provided to board observers and as mutually agreed by the parties hereto.

(c) In furtherance and not in limitation of the foregoing, the Company and the Investor shall (and shall cause their respective Affiliates to), subject to any restrictions under applicable Laws, (i) promptly notify the other party of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Entity in connection with the Transactions and permit the other party to review and discuss in advance (and to consider in good faith any comments made by the other party in relation to) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Transactions to a Governmental Entity; (ii) keep the other party informed with respect to the status of any such submissions and filings to any Governmental Entity in connection with the Transactions and any developments, meetings or discussions with any Governmental Entity in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws, including any proceeding initiated by a private party, and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Entity with respect to the Transactions; and (iii) not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone or otherwise) with or before any Governmental Entity in respect of the Transactions without giving the other parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such Governmental Entity, the opportunity to attend or participate. The Company and the Investor shall use reasonable best efforts to promptly provide the other party and/or any Governmental Entity with any information, data, and documents reasonably required to assist in fulfilling its obligations under Section 5.04(b). However, each party may designate any non-public or competitively sensitive information (including trade secrets) provided to any Governmental Entity as restricted to “outside counsel only” and any such information shall not be shared with employees, officers or directors or their equivalents of the other party without approval of the party providing the non-public or competitively sensitive information; provided that each party may redact any valuation and related information before sharing any information provided to any Governmental Entity with another party on an “outside counsel only” basis, and that neither party shall in any event be required to share information that benefits from legal privilege with the other party, even on an “outside counsel” only basis, where this would cause such information to cease to benefit from legal privilege.

(d) Notwithstanding the foregoing, nothing in this Section 5.04 or any other provision in this Agreement shall require Investor, the Company or any of their respective Affiliates, to offer, negotiate, commit to, or effect, by consent decree, hold separate order, or otherwise (and neither party hereto nor any of its Affiliates, without the prior written consent of other party, shall offer, negotiate, commit to, or effect, by consent decree, hold separate order, or otherwise) any of the following in order to obtain expiration or early termination of the HSR Act (or any other approval, clearance, or consent by a Governmental Entity under any other applicable Antitrust Law): (i) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Investor, the Company, or any of their respective Affiliates; (ii) the termination, modification, or assignment of existing relationships, joint ventures, Contracts, or obligations of Investor, the Company, or any of their respective Affiliates; (iii) the modification of any course of conduct regarding future operations of Investor, the Company, or any of their respective Affiliates; or (iv) any other restrictions on the activities of Investor, the Company, or any of their respective Affiliates, including the freedom of action of Investor, the Company, or any of their respective Affiliates with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to this Agreement. Except as expressly set forth in the final sentence of Section 5.04(b), nothing in this Section 5.04 or any other provision in this Agreement shall require Investor to agree to any amendment to or modification of, or to waive any rights under, any of the Related Agreement.

(e) Notwithstanding the foregoing, nothing in this Section 5.04 or any other provision in this Agreement shall require Investor or the Company to contest or otherwise defend against (i) any Legal Proceeding brought, or threatened to be brought, by any Governmental Entity seeking to enjoin, restrain, prevent, prohibit or make illegal the consummation of any of the Transactions or to impose any terms or conditions in connection with the Transactions or (ii) any judgment that enjoins, restrains, prevents, prohibits or makes illegal the consummation of any of the Transactions or imposes any terms or conditions in connection with the Transactions.

SECTION 5.05. Corporate Action. At any time that any Preferred Shares are outstanding, the Company shall from time to time take all lawful action within its control to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion requirements of all of the Preferred Shares then outstanding.

SECTION 5.06. Adjustment of Conversion Price or Conversion Shares. If any occurrence since the date of this Agreement until the Closing Date would have resulted in an adjustment to the Conversion Price or the number of Conversion Shares (each as defined in the Certificate of Designations) pursuant to the Certificate of Designations if the Preferred Shares had been issued and outstanding since the date of this Agreement, the Company shall adjust the Conversion Price or the number of Conversion Shares, effective as of the Closing, in the same manner as would have been required by the Certificate of Designations if the Preferred Shares had been issued and outstanding since the date of this Agreement.

SECTION 5.07. NYSE Listing of Shares. To the extent the Company has not done so prior to the date of this Agreement, the Company shall promptly apply to cause the Conversion Shares to be approved for listing on NYSE, subject to official notice of issuance.

SECTION 5.08. Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

SECTION 5.09. Investor Rights Agreement; Board Composition; Related Agreements.

(a) At the Closing, the Company and the Investor shall enter into, execute and deliver to each other the Investor Rights Agreement.

(b) At the Closing, the Company shall take all actions reasonably necessary to implement the provisions of Section 1(b) of the Investor Rights Agreement and to cause the Board, effective as of the Closing, to be composed as set forth therein.

(c) At the Closing, each of the the Framework Agreement, the Holdings Agreement, and the Development Agreement shall continue to be in full force and effect.

(d) At the Closing, the Company or one or more of its Affiliates, as applicable, shall enter into, execute and deliver to each other a Stockholders Agreement, a Registration Rights Agreement, and a Super Master Agent Agreement in the forms attached as exhibits to the Framework Agreement.

SECTION 5.10. Anti-takeover Laws. The Company shall ensure that the Transactions shall not have the effect of causing Section 203 of the DGCL any relevant corporate takeover statute or other similar statute or Laws to be applicable to the Transactions and, to the extent there is such a statute, to take all actions required to exempt the Transactions from such statutes or Laws.

SECTION 5.11. Notification of Certain Matters. Notwithstanding anything else herein to the contrary, the Company and Investor shall give prompt written notice to the other of any notice or other communication from any Person alleging that any consent, waiver or approval from, or notification requirement to, such Person is or may be required in connection with the Transactions.

SECTION 5.12. No Solicitation.

(a) No Solicitation or Negotiation. The Company shall immediately cease and shall cause each of its Subsidiaries and its and their respective Representatives to immediately cease, (x) any solicitations, discussions, communications or negotiations with any Person (other than Investor and its Representatives) in connection with any Acquisition Transaction Proposal by such Person, in each case that exists as of the date of this Agreement, and (y) terminate all access of any Person (other than Investor and its Representatives) to any electronic data room maintained by the Company with respect to any Acquisition Transaction Proposal, and, between the date hereof and the earlier of the Closing and the valid termination of this Agreement, the Company and its Subsidiaries shall not, and shall not authorize or permit any of their respective Representatives to, and shall direct such Representatives not to, directly or indirectly, (i) continue any solicitation, encouragement, discussions or negotiations with any Persons with respect to an Acquisition Transaction Proposal; or (ii) directly or indirectly: (A) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiries regarding, or the making of any proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Transaction Proposal; (B) furnish to any Person (other than Investor and its Representatives) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case, that would reasonably be expected to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Transaction Proposal or any inquiries or the making of any proposal or offer that could reasonably be expected to lead to an Acquisition Transaction Proposal; (C) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Transaction Proposal (or inquiries, proposals or offers or other efforts that could reasonably be expected to lead to an Acquisition Transaction Proposal), in each case other than informing such Persons of the existence of the provisions contained in this Section 5.13; (D) approve, endorse or recommend an Acquisition Transaction Proposal; (E) approve, endorse or recommend, execute or enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction or any proposal or offer that could reasonably be expected to lead to an Acquisition Transaction Proposal, (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Transaction Agreement”); (F) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company; or (G) resolve or agree to do any of the foregoing or otherwise authorize or permit any of their Representatives to take any such action.

(b) Exceptions. Notwithstanding anything to the contrary in this Agreement, if at any time on or after the date of this Agreement and prior to the Closing, the Company, its Subsidiaries or any of their Representatives receives an unsolicited Acquisition Transaction Proposal from any Person or Group, the Company and the Board (or a duly authorized committee thereof) may, (i) contact such Person or Group to clarify the terms and conditions thereof and inform such Person or Group of the terms of this Section 5.13 and (ii) directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries pursuant to (and only pursuant to) an Acceptable Confidentiality Agreement to any Person or its Representatives that has made, renewed or delivered to the Company an Acquisition Transaction Proposal after the date of this Agreement, and otherwise facilitate such Acquisition Transaction Proposal or assist such Person (and its Representatives and financing sources) with such Acquisition Transaction Proposal if requested by such Person, in each case with respect to an Acquisition Transaction Proposal that was not the result of a breach of Section 5.13(a). For the avoidance of doubt, nothing herein will prohibit the Company from entering into an Alternative Acquisition Agreement in connection with an unsolicited Acquisition Transaction Proposal, so long as such Acquisition Transaction Proposal was not the result of a breach of Section 5.13(a).

ARTICLE VI

Conditions to Closing

SECTION 6.01. Conditions to the Obligations of the Company and the Investor. The respective obligations of each of the Company and the Investor to effect the Transactions are subject to the satisfaction or (to the extent permitted by Law) waiver by each of the Company and the Investor on or prior to the Closing Date of the following conditions:

(a) No Governmental Entity shall have issued any order, decree or ruling, no Legal Proceeding has been commenced seeking any order, decree or ruling and no Law shall be in effect, enjoining, restraining or otherwise prohibiting any of the Transactions;

(b) the Company shall have duly adopted and caused to be filed with the Secretary of State of the State of Delaware the Certificate of Designations and any related filings, forms or applications; and

(c) any waiting period under the HSR Act applicable to the Agreement or the Transactions shall have expired or been earlier terminated.

SECTION 6.02. Conditions to the Obligations of the Company. The obligations of the Company to effect the Transactions are further subject to the satisfaction or (to the extent permitted by Law) waiver by the Company on or prior to the Closing Date of the following conditions:

(a) all representations and warranties of the Investor set forth in this Agreement shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “material adverse effect” set forth in such representations and warranties) in all material respects at and as of the Closing Date, with the same force and effect as if made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be so true and correct on such earlier date);

(b) the Investor shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(c) each of the Framework Agreement, the Holdings Agreement, and the Development Agreement shall be in full force and effect;

(d) on or prior to the Closing Date, the Investor shall have duly executed and delivered to the Company the Super Master Agent Agreement, the Stockholder Agreement, the Registration Rights Agreement, and the Investor Rights Agreement, each of which shall be in full force and effect; and

(e) the Company shall have received a certificate of the Investor, validly executed for and on behalf of the Investor and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Sections 6.02(a) through (b) have been satisfied.

SECTION 6.03. Conditions to the Obligations of the Investor. The obligations of the Investor to effect the Transactions are further subject to the satisfaction or (to the extent permitted by Law) waiver by the Investor on or prior to the Closing Date of the following conditions:

(a) other than the representations and warranties listed in Section 6.03(b) and Section 6.03(c), the representations and warranties of the Company set forth in Article III hereof shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty speaks to an earlier date, in which case such representation or warranty shall so be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect;

(b) the representations and warranties set forth in Section 3.03(a), and Section 3.06, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty speaks to an earlier date, in which case such representation or warranty shall so be true and correct as of such earlier date);

(c) the representations and warranties set forth in Section 3.02(a), Section 3.02(b), and Section 3.02(c) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (in each case (A) without giving effect to any limitation or qualification as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties and (B) except (1) for any de minimis inaccuracies in such representations and warranties and (2) to the extent that any such representation or warranty speaks to an earlier date, in which case such representation or warranty shall so be true and correct as of such earlier date);

(d) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(e) since December 31, 2018, there shall not have occurred any Material Adverse Effect;

(f) the Company shall not have entered into an Alternative Acquisition Transaction Agreement;

(g) on or prior to the Closing Date, the Company shall have (i) duly executed and delivered to the Investor the Investor Rights Agreement, which shall be in full force and effect, and (ii) taken all actions necessary and appropriate to cause to be elected to the Board, effective no later than immediately upon the Closing, the initial Nominee (as defined in the Investor Rights Agreement);

(h) each of the Framework Agreement, the Holdings Agreement, and the Development Agreement shall be in full force and effect;

(i) on or prior to the Closing Date, the Company (or, if applicable, one of its Affiliates) shall have duly executed and delivered to the Company the Super Master Agent Agreement, the Stockholder Agreement, and the Registration Rights Agreement, each of which shall be in full force;

(j) Investor shall have received evidence that any shares of Common Stock issuable upon conversion of the Preferred Shares at the Conversion Price (as defined in the Certificate of Designations) specified in the Certificate of Designations (after giving effect to any adjustment thereto in accordance with Section 5.06 hereof) shall have been approved for listing on NYSE, subject to official notice of issuance; and

(k) Investor shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 6.03(a) through (e) have been satisfied.

ARTICLE VII

Termination; Survival

SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written consent of the Company and the Investor;

(b) by either the Company or the Investor if:

(i) the Closing should not have occurred on or prior to July 3, 2020 (the “Outside Date”); provided that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available (i)(A) to Investor if the Company has the right to terminate this Agreement pursuant to Section 7.01(d); (B) to Company if Investor has the right to terminate this Agreement pursuant to Section 7.01(c) and (ii) to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Transactions prior to the Outside Date;

(ii) any Governmental Entity of competent jurisdiction (A) issues an order, decree or ruling or has taken any other action permanently enjoining, restraining or otherwise prohibiting any of the Transactions and such order, decree, ruling or other action shall have become final and non-appealable, or (B) enacted, promulgated, or enforced any Law that prohibits, makes illegal or enjoins the consummation of the Transactions; or

(c) by the Investor upon written notice to the Company, if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that any of the conditions set forth in Section 6.01 or Section 6.03 would not be satisfied and such breach or condition is not curable or, if curable, is not cured on or prior to the earlier of (x) the date which is 30 days following written notice thereof given by the Investor to the Company and (y) the Outside Date; provided that Investor shall not have the right to terminate this Agreement pursuant to this Section 7.01(c) if it is then in breach of any representations, warranties, covenants or other agreements contained in this Agreement that are the principal cause of, or shall have resulted in a failure of a condition set forth in Section 6.01 or Section 6.02;

(d) by the Company upon written notice to the Investor, if there has been a breach of any representation, warranty, covenant or agreement made by the Investor in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that any of the conditions set forth in Section 6.01 or Section 6.02 would not be satisfied and such breach or condition is not curable or, if curable, is not cured on or prior to the earlier of (x) the date which is 30 days following written notice thereof is given by the Company to the Investor and (y) the Outside Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d) if it is then in breach of any representations, warranties, covenants or other agreements contained in this Agreement that are the principal cause of, or shall have resulted in, a failure of a condition set forth in Section 6.01 or Section 6.03; and

(e) by the Investor in the event the Company enters into an agreement for, or consummates, an Acquisition Transaction.

SECTION 7.02. Effects of Termination. In the event of the termination of this Agreement as provided for in Section 7.01, this Agreement shall forthwith become wholly void and of no further force and effect without any liability or obligation on the part of the Company or the Investor, except that the Confidentiality Agreement and the provisions of Section 5.09, this Section 7.02 and ArticleVIII (other than Section 8.04) shall survive any termination of this Agreement; provided further that the termination of this Agreement shall not relieve any party hereto from any liability for Fraud or any willful breach (meaning an action or omission of a Party that at the time taken or made is both deliberate and reasonably expected by such Party to result in a material breach of this Agreement) by a party of the terms and provisions of this Agreement.

SECTION 7.03. Survival. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. The representations and warranties made herein shall expire and terminate at 11:59 p.m. New York City time on the date that is fifteen (15) months after the Closing Date; provided, however, that in the event of a Fraud or intentional or willful breach with respect to any such representation or warranty, such representation or warranty shall survive until 11:59 p.m. New York City time on the date that thirty (30) days after the expiration of the statute of limitations applicable to such Fraud or intentional or willful breach; provided further that any such representation and warranty shall survive beyond the applicable expiration date or other survival periods specified above if a good faith allegation of breach of such representation and warranty is asserted in writing to the other party hereto prior to the applicable expiration date or other survival period for such representation or warranty, in which case such representation or warranty shall survive only as to such claim has been finally resolved. For the avoidance of doubt and notwithstanding anything to the contrary set forth herein, it is the intention of the parties hereto that the respective expiration dates and survival periods set forth in this Section 7.03 supersede any applicable statutes of limitations that would otherwise apply to such representations, warranties, and certifications.

SECTION 7.04. Limitation on Damages. Notwithstanding any other provision of this Agreement, but subject to Section 7.06, no party shall have any liability to the other for breach of this Agreement in excess of the Purchase Price, and no party shall be liable for any speculative, special or punitive damages with respect to a breach of this Agreement.

SECTION 7.05. Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are signatories hereto, including entities that become signatories hereto after the date hereof or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Company, and, subject only to the specific contractual provisions hereof, no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party in connection with this Agreement.

SECTION 7.06. Certain Claims. Notwithstanding anything in this Agreement to the contrary, and for the avoidance of doubt, nothing in this Agreement shall limit any claim of, or recourse for, Fraud or intentional or willful breach, or any claim or recourse under or in connection with any Related Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand, or electronic mail (which is confirmed), or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to the Company:

Avaya Holdings Corp

4655 Great America Parkway

Santa Clara, California 95054

Attn:       Shefali Shah, General Counsel

Email:     sasha@avaya.com

with a copy to (which copy alone shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn:   Jonathan L. Davis, P.C.

  Maggie Flores

  Sarkis Jebejian, P.C.

Email: jonathan.davis@kirkland.com

  maggie.flores@kirkland.com

  sarkis.jebejian@kirkland.com

(b) If to the Investor:

RingCentral, Inc.

20 Davis Drive

Belmont, California 94002

Attn:    John Marlow, Chief Administrative Officer, General Counsel and Senior

  Vice President of Corporate Development

Email: johnm@ringcentral.com

with a copy to (which copy alone shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Attn: Jeffrey D. Saper

Email: jsaper@wsgr.com

and

Wilson Sonsini Goodrich & Rosati, P.C.

One Market Plaza

Spear Tower, Suite 3300

San Francisco, CA 94105

Attn: Robert Ishii & Mark Baudler

Email: rishii@wsgr.com & mbaudler@wsgr.com

SECTION 8.02. Amendments, Waivers, etc. This Agreement may be amended or waived if, and only if, such amendment is in writing and signed by both parties or such waiver is in writing and signed by the party against whom such waiver shall be enforced. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.

SECTION 8.03. Counterparts and Facsimile. This Agreement may be executed in two or more identical counterparts (including by facsimile or electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by facsimile, electronic transmission or otherwise) to the other parties.

SECTION 8.04. Further Assurances. Each party hereto shall execute and deliver after the Closing such further certificates, agreements and other documents and take such other actions as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and to consummate or implement the Transactions.

SECTION 8.05. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and all rights, obligations, claims, causes of action (whether in contract, tort or statute) or other matter that may result from, arise out of, be in connection with or relating to this Agreement, or the negotiation, administration, performance, or enforcement of this Agreement (the “Relevant Matters“), shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, including its statutes of limitations.

(b) Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of state courts located in the State of Delaware in connection with any Relevant Matter (or, only if such courts decline to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each party agrees not to commence any legal proceedings with respect to a Relevant Matter except in such Delaware state courts (or, only if such courts decline to accept jurisdiction over a particular matter, any federal court within the State of Delaware). By execution and delivery of this Agreement, each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes in connection with any Relevant Matter and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever. The parties hereto irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by Law. The parties hereto hereby waive any right to stay or dismiss any action or proceeding in connection with any Relevant Matter brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT, OR ANY OTHER RELEVANT MATTER.

SECTION 8.06. Specific Performance. The parties acknowledge and agree that (i) irreparable damage would occur in the event of any breach or threatened breach by the other Party of this Agreement, (ii) monetary damages, even if available, would not be an adequate remedy, (iii) the non-breaching party shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it), to a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other agreement and an injunction preventing or restraining such breach or threatened breach, and (iv) no party hereto shall be required to provide or post any bond or other security or collateral in connection with any such decree, order or injunction or in connection with any related action or legal proceeding. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

SECTION 8.07. Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if”. Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been (i) posted to a virtual data room managed by the Company at https://services.intralinks.com on or prior to the date hereof, or (ii) filed or furnished to the SEC at least two (2) Business Days prior to the date hereof. All references to “$” mean the lawful currency of the United States of America. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Except as otherwise specified herein, references to a Person are also to its successors and permitted assigns. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. Notwithstanding anything herein to the contrary, solely with respect to “Avaya IP Office Powered By” and the Company’s and its Subsidiaries’ business and operations with respect thereto, when determinng whether there occurred any breach or inaccuracy of a representation or warranty that is qualified or limited in scope as to “Material Adverse Effect”, such representation or warranty shall be deemed to be made without such qualification or limitation and, instead, with a qualification or limiation that such representation or warranty be true and correct in all material respects.

SECTION 8.08. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

SECTION 8.09. No Third-Party Beneficiaries. Except as provided in Section 7.04, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and such permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, whether as third party beneficiary or otherwise.

SECTION 8.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties.

SECTION 8.11. Acknowledgment of Securities Laws. The Investor hereby acknowledges that it is aware, and that it will advise its Affiliates and Representatives who are provided material non-public information concerning the Company or its securities, that the United States securities Laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

SECTION 8.12. Disclosure Schedule References. The parties hereto agree that the disclosure set forth in any particular section or subsection of the Disclosure Schedules shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the

Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure, without reference to the underlying documents referenced therein and without independent knowledge of the matters described therein.

SECTION 8.13. Entire Agreement. This Agreement (including the Exhibits hereto), together with the other Transaction Documents, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof and thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the day and year first above written.

AVAYA HOLDINGS CORP.

By	/s/ Shefali Shah
Name:	Shefali Shah
Title:	SVP, Chief Administrative Officer and General Counsel

IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the day and year first above written.

RINGCENTRAL, INC.

By	/s/ John Marlow
Name:	John Marlow
Title:	Chief Administrative Officer

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATIONS

Exhibit A

FINAL FORM

CERTIFICATE OF DESIGNATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

AVAYA HOLDINGS CORP.

(Pursuant to Section 151 of the Delaware General Corporation Law)

Avaya Holdings Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to authority vested in the Board of Directors of the Corporation by Section 4.2(a) of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the following resolutions were adopted on October 1, 2019 by the Board of Directors of the Corporation (the “Board”) pursuant to Section 151 of the Delaware General Corporation Law:

WHEREAS, the Corporation desires to issue shares of Series A Convertible Preferred Stock (the “Preferred Stock”) of the Corporation in aggregate principal amount of up to $500,000,000;

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves and authorizes the Preferred Stock and the issuance thereof; and

FURTHER RESOLVED, that the shares of Preferred Stock shall have the voting powers, designations, preferences and other special rights, and the qualifications, limitations and restrictions thereof, set forth below:

1.    Certain Definitions.

As used in this Certificate of Designations (this “Certification of Designations”) of the Preferred Stock, the following terms shall have the respective meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such Person or a member of such Person’s immediate family; or, if such Person is a partnership or a limited liability company, any general partner or managing member, as applicable, of such Person or a Person controlling any such general partner or managing member. For purposes of this definition, “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that the Corporation and its subsidiaries shall not be deemed to be Affiliates of any Holder.

“Bloomberg” means Bloomberg Financial Markets and its successors.

“Business Day” means any day except a Saturday, a Sunday or other day on which the U.S. Securities and Exchange Commission or banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Bylaws” means the Amended and Restated Bylaws of the Corporation.

“Change of Control” means the consummation of any transaction or series of related transactions involving (i) any direct or indirect purchase or other acquisition by any Person, whether from the Corporation or any other Person(s), of securities representing more than 50% of the total outstanding voting power of Corporation after giving effect to the consummation of such purchase or other acquisition and either such Person files any schedule, form or report under the Exchange Act disclosing such ownership or the Corporation otherwise becomes aware of such ownership; (ii) any direct or indirect purchase or other acquisition by, or license or grant of other quasi-ownership or similar interest to, any Person of, in, or to more than 50% of the consolidated assets of the Corporation and its subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); (iii) any merger, consolidation, business combination, recapitalization, reorganization, or other transaction involving the Corporation or any of its subsidiaries pursuant to which any Person would hold securities representing more than 50% of the total outstanding voting power of the Corporation or of the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction.

“Closing Date” means the date of the closing of the purchase and sale of Preferred Stock pursuant to Section 2.02 of the Investment Agreement.

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of shares of Common Stock on the Principal Market on such date. If the Common Stock is not traded on the Principal Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Market Group, Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by an Independent Financial Advisor retained by the Corporation for such purpose.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation, including the stock into which the Preferred Stock is convertible, and any securities into which the Common Stock may be reclassified.

“Common Stock Equivalents” means any equity securities of the Corporation or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Term Loan Credit Agreement” means the Term Loan Credit Agreement, dated as of December 15, 2017, by and among Avaya Inc., Avaya Holdings, Goldman Sachs Bank USA, as administrative agent and collateral agent, the subsidiary guarantors party thereto and each lender from time to time party thereto, and all pledge, security and other agreements and documents related thereto.

“Conversion Price” means $16.00, subject to adjustment as provided herein.

“Conversion Rate” means, as of any date, the rate determined by dividing the Stated Value by the Conversion Price, each as in effect on such date.

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“Conversion Shares” means the shares of Common Stock into which the Preferred Stock is convertible.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

“Current Market Price” means, for each share of Common Stock as of any applicable record date for any issuance, distribution, dividend or other action, the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days ending on the Trading Day before the record date with respect to such issuance, distribution, dividend or other action, as the case may be, appropriately adjusted to take into account the occurrence during such period of any event described in Section 9.

“Deemed Liquidation” means the occurrence of any of the following events: (i) a Change of Control; (ii) an Insolvency Event; or (iii) the stockholders of the Corporation approve or the Corporation otherwise adopts any plan or proposal for a Liquidation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means: (i) with respect to any asset constituting cash or cash equivalents, the amount of such cash or cash equivalents, and (ii) with respect to any security or other property (other than cash or cash equivalents), the fair market value of such security or other property, as determined by board of directors of the Corporation or an authorized committee thereof, in each case acting in good faith.

“Framework Agreement” means that certain Framework Agreement, dated on or about October 3, 2019, by and between Corporation the counterparty thereto, as may be amended, modified, or supplemented from time to time.

“Holder” or “Holders” means the holder or holders of the Preferred Stock.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is not an Affiliate of the Corporation and is reasonably acceptable to the Required Holders.

“Insolvency Event” means the Corporation or any of its subsidiaries comprising more than 50% of the Corporation’s consolidated assets (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code or other applicable law concerning bankruptcy, insolvency, liquidation, dissolution, or creditors rights), (b) has had a receiver, manager, receiver and manager, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors or (c) admits in writing to a third party its inability to pay its debts as they become due.

“Investment Agreement” means that certain Investment Agreement, dated on or about October 3, 2019, by and among the Corporation and the investor party thereto, as may be amended, modified, or supplemented from time to time.

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“Investor Rights Agreement” means that certain Investor Rights Agreement, dated on or about the Closing Date, by and among the Corporation and the investor party thereto, as may be amended, modified, or supplemented from time to time.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents other than Parity Stock or those securities of the Corporation which are explicitly senior to the Preferred Stock in dividend rights or liquidation preferences.

“Liquidation Preference” means an amount per share equal to one times (1x) the Stated Value plus any accrued and unpaid (but not accrued and unaccumulated) Preferred Dividends and Participating Dividends.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Parity Stock” means any class or series of capital stock of the Corporation hereafter authorized that expressly ranks on a parity basis with the Preferred Stock as to dividend rights, rights of redemption and rights on the distribution of assets in any Liquidation or Deemed Liquidation, voting powers, designations, preferences or other special rights. “Parity Stock” shall include any rights, options or warrants exercisable or exchangeable for or convertible into Parity Stock.

“Person” means an individual or entity, including a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof), or any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“Principal Market” means the New York Stock Exchange or if the New York Stock Exchange is not the principal market for the Common Stock, then the principal securities exchange or securities market on which the Common Stock are then traded.

“Required Holders” means, as of any date, the Holders holding at least a majority of the Preferred Stock outstanding as of such date.

“Special Redemption Trigger” means the failure of the Corporation, on or prior to December 15, 2023, to refinance, replace, extend or otherwise modify the term loans under the Company Term Loan Credit Agreement to provide that the earliest maturity date applicable to all outstanding term loans thereunder shall be no earlier than December 15, 2026.

“Stated Value” means initially $1,000.00 per share, plus the sum of any Preferred Dividends paid in the form of an increase in the Stated Value of such share.

“Stockholder Approval” means all approvals, if any, of the stockholders of the Corporation required for the removal of the Conversion Cap or to otherwise comply with Rule 312.03 of the New York Stock Exchange Listed Company Manual or any successor rule, or any other similar applicable rule of the Principal Market.

“Taxes” means any federal, state, local or non-U.S. taxes, including sales and use taxes, transaction privilege taxes, gross receipts taxes, income taxes, business and occupation taxes, social security taxes, payroll taxes, employment taxes, estimated taxes, real property taxes, stamp taxes, franchise taxes, transfer taxes, value added taxes, withholding taxes, unemployment taxes, and other similar charges in the nature

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of tax such as duties, customs, tariffs, imposts, and government-imposed surcharges (including any fee, assessment, or other charge relating to the Universal Service Fund or similar vehicle or system of subsidies and fees managed by the Federal Communications Commission or other Governmental Entity) imposed by any Governmental Entity, together with any interest, penalties and additions to tax imposed thereon.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) page “VAP” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained by the Corporation for such purpose).

2.    Number and Designation. The Preferred Stock shall be designated as Series A Convertible Preferred Stock, which shall be a series of the preferred stock, par value $0.01 per share, of the Corporation and the number of shares so designated shall be 125,000 shares.

3.    Dividends.

(a)    From and after the Closing Date, each Holder, in preference and priority to the holders of all other classes or series of stock of the Corporation, shall be entitled to receive, with respect to each share, or fraction of a share, of Preferred Stock then outstanding and held by such Holder, dividends accruing on a daily basis, commencing from the date of issuance of such share of Preferred Stock, at the rate of three percent (3%) per annum of the Stated Value per whole share (or proportion thereof with respect to fractional shares) of such series of Preferred Stock (the “Preferred Dividends”). The Preferred Dividends shall be cumulative, whether or not earned or declared, shall compound quarterly and shall be paid quarterly in arrears on the last day of March, June, September and December in each year, commencing [●], 2019. For the avoidance of doubt, dividends shall accrue daily on the Stated Value of each share of Preferred Stock as such Stated Value is increased by any payment of Preferred Dividends pursuant to the immediately succeeding sentence and such dividends shall be considered accumulated upon the date scheduled for payment of such dividends. The Preferred Dividends shall be paid, at the option of the Corporation, in the form of cash or paid in kind by an increase in the Stated Value of the Preferred Stock, or any combination thereof.

(b)    In the event that the Corporation shall at any time pay a dividend on or make a distribution in respect of the Common Stock in cash or any other class or series of capital stock of the Corporation, the Corporation shall, at the same time and on the same terms, pay or distribute to each Holder a dividend (or distribution) equal to the dividend (or distribution) that would have been payable or made to such Holder if the shares, or fraction of a share, of Preferred Stock held by such Holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividend or distribution (the “Participating Dividends”).

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(c)    Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accumulated with respect to the Preferred Stock, such payment shall be distributed pro rata among the Holders entitled thereto based upon the Stated Value on all shares of Preferred Stock held by each such Holder.

4.    Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”) or any Deemed Liquidation, after the satisfaction in full of the debts of the Corporation, the Holders shall receive from the net assets of the Corporation, before any distribution or payment shall be made to the holders of any Junior Securities, the Liquidation Preference multiplied by the number of shares of Preferred Stock held by such Holders, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets of the Corporation shall be distributed to the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full satisfaction of the Liquidation Preference multiplied by the number of shares of Preferred Stock held by such Holders. In addition to the notice requirements of Section 11 hereof, the Corporation shall mail written notice of any Liquidation or Deemed Liquidation not less than 45 days prior to the payment date stated therein, to each Holder.

5.    Right of the Holders to Convert.

(a)    At any time from and after the Closing Date, each Holder shall have the right, at such Holder’s option, subject to the conversion procedures set forth in Section 8(a), to convert each share of such Holder’s Preferred Stock at any time into that number of shares of Common Stock determined by the Conversion Rate (a “Holder Conversion”). The right of a Holder Conversion may be exercised as to all or any portion of such Holder’s Preferred Stock from time to time; provided that, in each case, no right of conversion may be exercised by a Holder in respect of fewer than 1,000 shares of Preferred Stock (as adjusted for any subdivision by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) (unless such conversion relates to all shares of Preferred Stock held by such Holder). Notwithstanding anything herein to the contrary, prior to the receipt of Stockholder Approval, the Preferred Stock shall not, under any circumstances, be convertible into more than the number equal to (i) 22,123,022 shares of Common Stock outstanding immediately prior to the Closing Date minus (ii) the aggregate number of shares of Common Stock issued pursuant to Section 5.4(h) of the Framework Agreement since the date of such agreement, in connection with such conversion (such limitation, the “Conversion Cap”).

(b)    Any shares of Common Stock issued upon conversion of Preferred Stock (i) shall be duly authorized, validly issued, fully paid and nonassessable, (ii) shall rank pari passu with the other shares of Common Stock outstanding from time to time and (iii) shall be approved for listing on the Principal Market.

6.    Redemption at Option of the Corporation. The Corporation may, at its option at any time after the valid termination of the Framework Agreement, redeem in whole all shares of Preferred Stock at the time outstanding, by delivery of written notice to each Holder (the “Corporation Redemption Notice”) at least ten (10) Business Days prior to the proposed date of redemption (the “Corporation Redemption Date”) set forth in the Corporation Redemption Notice, at a redemption price to paid in cash for each share of Preferred Stock to be redeemed equal to the then applicable Liquidation Preference. Notwithstanding the foregoing, and for the avoidance of doubt, in the event the Corporation delivers a Corporation Redemption Notice, the Holders may still exercise their conversion rights pursuant to Section 8 by delivering a Conversion Notice to the Corporation at least five (5) days prior to the Corporation Redemption Date, and, if a Conversion Notice is so delivered, then, with respect to the shares of Preferred

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Stock to be converted pursuant to such Conversion Notice, the Corporation Redemption Notice shall be null and void ab initio and of no force or effect; any Conversion Notice delivered less than five (5) days prior to the Corporation Redemption Date shall be of no force or effect.

7.    Redemption at Option of Holder.

(a)    At any time after (i) the valid termination of the Framework Agreement or (ii) December 15, 2023 if the Special Redemption Trigger has occurred, any Holder may, upon notice to the Corporation, require that the Corporation redeem all or part of the shares of Preferred Stock at the time held by such Holder, by delivery of written notice to the Corporation (the “Redemption Request”) at least twenty-one (21) days prior to the proposed date of redemption (the “Redemption Date”) set forth in the Redemption Request, at a redemption price to paid in cash for each share of Preferred Stock to be redeemed equal to the then applicable Liquidation Preference; provided, however, that, in the event the Framework Agreement is terminated by Avaya Inc. pursuant to Section 11.2(b)(ii)(A) thereof, the Redemption Date shall in no event occur prior to the date that is five (5) years after the Closing Date.

(b)    Promptly following receipt of a Redemption Request under Section 7(a) and no later than fifteen (15) days prior to the Redemption Date contemplated thereby, the Corporation shall mail a notice of optional redemption by first-class mail, postage prepaid to each Holder (other than the Holder(s) who submitted the applicable Redemption Request), which notice shall state the applicable Redemption Date and the applicable Liquidation Preference. Any Holder may then, in its sole discretion, exercise its redemption right (without waiver of any other redemption rights herein) with respect to all or any portion of the shares of Preferred Stock (the “Redemption Securities”) beneficially owned by such Holder by delivery to the Corporation of a written notice no less than three (3) days prior to the applicable Redemption Date stating (x) that such Holder is exercising the right of redemption described herein and (y) the number of shares of the Redemption Securities with respect to which such Holder is exercising its redemption right.

(c)    Upon a redemption of shares of Preferred Stock pursuant to Section 6 or this Section 7 (a “Redemption”), the Corporation shall pay the applicable Liquidation Preference for each share of Preferred Stock to be redeemed in cash on the later of (i) the Corporation Redemption Date or Redemption Date, as applicable and (ii) upon the receipt of surrender of the certificates, if any, representing the shares of Preferred Stock to be redeemed (properly endorsed or assigned for transfer, if the Corporation shall so reasonably require, and letters of transmittal and instructions therefor on reasonable terms as are included in the notice sent by the Corporation); provided that if such certificates are lost, stolen or destroyed, the Corporation may require the applicable Holder to execute an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith, prior to paying such Liquidation Preference.

(d)    Shares of Preferred Stock to be redeemed in a Redemption, as the case may be, will from and after the Corporation Redemption Date or Redemption Date, no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of such shares of Preferred Stock (except the right to receive from the Corporation the applicable Liquidation Preference) shall cease and terminate with respect to such shares; provided that in the event that a share of Preferred Stock is not redeemed due to a default in payment by the Corporation or because the Corporation is otherwise unable to pay the applicable Liquidation Preference in cash in full, such share of Preferred Stock will not be deemed redeemed on the Corporation Redemption Date or Redemption Date and remain outstanding and will be entitled to all of the powers, designations, preferences and other rights as provided herein.

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(e)    Any Redemption shall be payable out of any cash legally available therefor. At the time of the Redemption, the Corporation shall take all actions required or permitted under applicable law, Delaware law or contract to permit the Redemption and to make cash legally available for such Redemption. To the extent that the Corporation has insufficient cash to redeem all of the shares of Preferred Stock upon the Redemption, the Corporation shall then and at all times thereafter use available cash to redeem a pro rata portion of such shares of Preferred Stock, to the extent permissible under Delaware law or other applicable law.

8.    Conversion Procedures and Effect of Conversion.

(a)    Conversion Procedure. A Holder must do each of the following in order to effect a Holder Conversion: (i) in the case of a Holder Conversion, complete and execute the conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”) (which Conversion Notice may be effective at a future time or conditioned on the completion of a corporate transactions as specified in such Conversion Notice (the “Conversion Effective Date”)), and deliver such notice to the Corporation; (ii) deliver to the Corporation the certificate or certificates (if any) representing the shares of Preferred Stock to be converted; (iii) if and as reasonably required, furnish appropriate endorsements and transfer documents; and (iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Corporation pursuant to Section 14.

The “Conversion Time” means the close of business on the date on which such Holder complies with the procedures in this Section 8(a) (or the Conversion Effective Date if such Holder has complied with such procedures as of such date).

(b)    Effect of Conversion. Effective immediately at the applicable Conversion Time, (i) Preferred Dividends and Participating Dividends shall no longer accrue or be declared on any shares of Preferred Stock converted in such Conversion, (ii) such shares of converted Preferred Stock shall cease to be outstanding, and (iii) such Conversion Shares determined by the Conversion Rate as of such Conversion Time shall be issued and outstanding.

(c)    Record Holder of Underlying Securities as of Conversion Time. The Person or Persons entitled to receive the Common Stock issuable upon a Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of such Conversion Time. As promptly as practicable on or after the Conversion Time (and in any event no later than two (2) Trading Days thereafter), the Corporation issue the number of whole Conversion Shares to be issued upon such Conversion and shall instruct its transfer agent to make appropriate notation by book-entry reflecting such issuance. In the event that a Holder shall not by written notice designate the name in which Conversion Shares should be registered, the Corporation shall be entitled to register such Conversion Shares in the name of the Holder of the Preferred Stock that was converted into such Conversion Shares and in the manner shown on the records of the Corporation.

(d)    No Fractional Shares. No fractional Conversion Shares shall be issued. In the event a fractional Conversion Share would be issued on a Conversion, the number of Conversion Shares to be issued shall be rounded down to the nearest whole share and the Holder of such unconverted Preferred Stock shall receive cash in lieu of such fractional Conversion Share.

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9.    Adjustment of Conversion Price. The Conversion Price and the number of Conversion Shares shall be adjusted from time to time as follows:

(a)    If the Corporation at any time on or after the Closing Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, merger, amendment of the Certificate of Incorporation, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Conversion Shares will be proportionately increased. If the Corporation at any time on or after the Closing Date combines (by any stock split, stock dividend, recapitalization, reorganization, merger, amendment of the Certificate of Incorporation, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately decreased. Any adjustment under this Section 9(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)    If and whenever on or after the Closing Date, the Corporation shall, by dividend, sale, merger, or otherwise, distribute to all or substantially all holders of its Common Stock (other than cash in lieu of fractional shares), cash, shares of any class of capital stock, evidences of its indebtedness, assets, other property or securities, but excluding Participating Dividends (any of such shares of capital stock, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then automatically, in each such case, the Conversion Price shall be adjusted based on the following formula:

Adjusted Conversion Price = B x ((C - FMV) / C)

where

“B” equals the Conversion Price in effect immediately preceding the dividend or distribution of such Distributed Property;

“C” equal the Current Market Price as of the record date for such dividend or distribution; and

“FMV” equals the Fair Market Value of the portion of Distributed Property (or, with respect to dividends or distributions paid exclusively in cash, the amount in cash) distributed with respect to each outstanding share of Common Stock on the record date for such dividend or distribution.

If any such event is declared but does not occur, the Conversion Price shall be readjusted, effective as of the date on which the Board announces that such event shall not occur, to the Conversion Price that would then be in effect if such event had not been declared.

(c)    If any event occurs of the type contemplated by the provisions of this Section 9 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights or phantom stock rights), an appropriate adjustment will automatically be deemed to have occurred in the Conversion Price and the number of Conversion Shares so as to protect the rights of the Holder, and the Corporation will promptly confirm such adjustment by notice to the Holders; provided that no such adjustment pursuant to this Section 9(c) will increase or decrease the Conversion Price or increase or decrease the number of Conversion Shares as otherwise determined pursuant to this Section 9 or to the extent the Holders participate in a dividend or distribution event pursuant to Section 3(b).

(d)    Adjustment for Merger or Reorganization, Etc. If there shall occur any reorganization, recapitalization, amendment of the Certificate of Incorporation, consolidation or merger involving the Corporation in which the Common Stock is converted into or exchanged for securities, cash

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or other property (excluding a merger solely for the purpose of changing the Corporation’s jurisdiction of incorporation), then automatically, following any such reorganization, recapitalization, amendment, consolidation or merger, in each case pursuant to which shares of Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, each share of Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, amendment, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 9 set forth with respect to the rights and interest thereafter of the Holders, to the end that the provisions set forth in this Section 9 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in any transaction described by this Section 9, each Holder shall have a reasonable opportunity (which shall be in no event shorter than the election period afforded the holders of Common Stock) to elect the form of consideration into which such Holder’s shares of Preferred Stock shall be convertible as a result of such transaction. The election contemplated by the preceding sentence: (i) will be made on a Holder-by-Holder basis, (ii) will be subject to any limitations to which all of the holders of Common Stock are subject, including, but not limited to, pro rata reductions applicable to any portion of the consideration payable in such transaction and (iii) will be conducted in such a manner as to be completed by the date which is the earlier of: (1) the deadline for elections to be made by holders of Common Stock, and (2) two Trading Days prior to the anticipated effective date of such transaction.

10.    Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon conversion of all shares of the Holder’s Preferred Stock (without regard to any limitations on the conversion thereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

11.    Notices. Upon any adjustment of the Conversion Price or the number of Conversion Shares, then, and in each such case the Corporation shall give written notice thereof by first class mail, postage prepaid, addressed to each Holder at the address of such Holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In addition, in case at any time:

(1)    the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(2)    the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of such stock of any class or other rights;

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(3)    there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another corporation;

(4)    there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

(5)    there shall be any Deemed Liquidation;

then, in any one or more of said cases, the Corporation shall give, by email or first class mail, postage prepaid, addressed to each Holder at the address of such Holder as shown on the books of the Corporation, (a) at least ten (10) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, Deemed Liquidation, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, Deemed Liquidation, dissolution, liquidation or winding up, at least ten (10) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, Deemed Liquidation, dissolution, liquidation or winding up, as the case may be.

12.    Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Preferred Stock as herein provided, such number of Conversion Shares as shall then be issuable upon the conversion of all outstanding shares or fractions of shares of Preferred Stock. All Conversion Shares which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of stock transfer, documentary, stamp or similar taxes), shall be approved for listing on the Principal Market and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all Options and conversion of Convertible Securities, including upon conversion of the Preferred Stock, would exceed the total number of shares of such class of Common Stock then authorized by the Corporation’s Certificate of Incorporation.

13.    Effect of Reacquisition of Shares Upon Redemption, Repurchase, Conversion or Otherwise. Shares of Preferred Stock that have been issued and reacquired in any manner, whether by redemption, repurchase or otherwise or upon any conversion of shares of Preferred Stock to Common Stock, shall thereupon be retired and shall have the status of authorized and unissued shares of preferred stock of the Corporation undesignated as to series, and may be redesignated as any series of preferred stock of the Corporation and reissued.

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14.    Issue Taxes and Fees. The issuance of certificates, if any, for shares of Common Stock upon conversion of the Preferred Stock shall be made without charge to the holders thereof for any (a) issuance tax, stamp tax, transfer tax, duty or charge in respect thereof, provided that the Corporation shall not be required to pay any tax, duty or charge which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted or (b) fees (including fees of the transfer agent or The Depository Trust Company).

15.    Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock; provided, however, nothing herein shall be construed to prevent the Corporation from setting record dates for the holders of its securities.

16.    Voting. In addition to any class voting rights provided by law and this Certificate of Designation, the Holders shall have the right to vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote (including the election of directors). With respect to the voting rights of the Holders, each Holder shall be entitled to cast one vote for each Conversion Share that would be issuable to such Holder upon the conversion of all the shares of Preferred Stock held by such Holder on the record date for the determination of stockholders entitled to vote as determined by the Conversion Rate. Notwithstanding the forgoing, for so long as the Conversion Cap remains in effect, the Holders, in the aggregate, shall be limited to cast a number of votes with respect to their shares of Preferred Stock, Conversion Shares and any shares of Common Stock issued pursuant to Section 5.4(h) of the Framework Agreement equal to the voting power of 22,123,022 shares of Common Stock.

17.    Certain Restrictions. In addition to any other vote of the Holders required by law or by the Certificate of Incorporation, without the prior consent of the Required Holders, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the Holders shall vote together as a class, the Corporation will not (and any action purportedly taken without such consent shall be null and void ab initio and of no force or effect):

(a)    (x) authorize, create, designate, establish or issue (whether by merger, consolidation, amendment of the Certificate of Incorporation or otherwise) (A) an increased number of shares of Preferred Stock, or (B) any other class or series of capital stock ranking senior to or on parity with the Preferred Stock as to dividend rights or rights on the distribution of assets in any Liquidation or Deemed Liquidation, (y) reclassify any shares of Common Stock into shares having any preference or priority as to dividend rights or rights on the distribution of assets in any Liquidation or Deemed Liquidation superior to or on parity with any such preference or priority of the Preferred Stock or (z) issue any shares of Preferred Stock to any person other than the Holders of a majority of shares of Preferred Stock;

(b)    amend, restate, alter or repeal this Certificate of Designation or any of the rights, powers or preferences the Preferred Stock (whether by merger, consolidation, amendment of the Certificate of Incorporation or otherwise);

(c)    amend, restate, alter or repeal the Certificate of Incorporation or the Bylaws (whether by merger, consolidation or otherwise) in a manner which would (A) adversely affect a Holder’s ability to, as applicable, (x) transfer its shares of Preferred Stock or Common Stock to any person or (y) effect a Conversion or Redemption in accordance with the terms hereof, or (B) otherwise be materially detrimental to the Preferred Stock or any of the Holders;

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(d)    directly or indirectly, declare or pay any dividend or distribution on, or directly or indirectly purchase, redeem, repurchase or otherwise acquire or permit any subsidiary of the Corporation to redeem, repurchase or acquire, any Junior Securities, other than any Participating Dividends to be paid upon all outstanding Preferred Stock.

18.    No Impairment. The Corporation will not, through any reorganization, transfer of assets, consolidation, merger, scheme or arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all time in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the Holders against impairment. Without limiting the generality of the foregoing, the Corporation (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of the Preferred Stock above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of the Preferred Stock, and (iii) shall, so long as any shares or fraction of a share of Preferred Stock remain outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of effecting the conversion of the Preferred Stock, 100% of the number of shares of Common Stock issuable upon conversion of the Preferred Stock then outstanding (without regard to any limitations on conversion).

19.    No Waiver. Except as otherwise modified or provided for herein, the Holders shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such Holders under the Delaware General Corporation Law.

20.    Amendment; Waiver. Any term of the Preferred Stock may be amended or waived (including the adjustment provisions included in Section 9 hereof) upon the written consent of the Corporation and the Required Holders, in accordance with Delaware law.

21.    Action By Holders. Any action or consent to be taken or given by the Holders may be given either at a meeting of the Holders called and held for such purpose or by written consent of the Holders.

22.    Fractional Shares. Preferred Stock may be issued in fractions of a share that shall entitle each Holder, in proportion to such Holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of Holders, including all conversion and redemption rights.

23.    Withholding. Notwithstanding anything herein or in any other agreement to the contrary, the Corporation and its Affiliates (or other applicable withholding agent) shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable in respect of the Preferred Stock or Common Stock any Taxes as may be required to be deducted or withheld in respect of the Preferred Stock or Common Stock under any provision of U.S. federal, state, local or non-U.S. law in respect of Taxes or other applicable law and the Holders shall provide the Corporation (or other applicable withholding agent) with any necessary Tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information. To the extent any withholding Taxes are required to be paid in respect of the Preferred Stock or the Common Stock other than in respect of a cash payment being made on the Preferred

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Stock or the Common Stock pursuant to this Certificate of Designations from which the withholding Taxes may be deducted, the applicable Holder in respect of whom such withholding is required to be made shall contribute to the Corporation (or at the option of the Corporation reimburse the Corporation for) an amount in cash equal to the full amount of any such withholding Taxes required to be paid. To the extent any amounts are deducted or withheld and paid over to the appropriate taxing authority pursuant to this Section 23 such amounts shall be treated for all purposes of this Certificate of Designations and otherwise as having been paid to the Holder in respect of which such deduction or withholding was made.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations this              day of [●], 2019.

AVAYA HOLDINGS CORP.

By:
Name:
Title:

[Certificate of Designations]

Exhibit A

FORM OF

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES

OF

SERIES A PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.01 per share (“Preferred Stock”), of Avaya Holdings Corp., a Delaware corporation (the “Corporation”), indicated below into shares of common stock, par value $0.01 per share (“Common Stock”), of the Corporation according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation. No fee will be charged to the Holders for any conversion, except as described in the Corporation’s Certificate of Designations authorizing the Preferred Stock (the “Certificate of Designations”).

Conversion calculations:

Date and/or Event(s) to Effect Conversion:

Number of shares of Series A Preferred Stock owned prior to Conversion:

Number of shares of Series A Preferred Stock to be Converted:

Applicable Conversion Rate (or indication that the Corporation is to provide such rate):

Number of shares of Series A Preferred Stock subsequent to Conversion:

Address for Delivery:

OR

DWAC Instruction:

Broker No.:

Account No.

Capitalized terms used but not defined herein have the respective meaning assigned thereto in the Certificate of Designations.

RINGCENTRAL, INC.

By:
Name:
Title:

[Conversion Notice]

EXHIBIT B

FORM OF INVESTOR RIGHTS AGREEMENT

AVAYA HOLDINGS CORP.

FORM OF INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made as of [                    ], 2019 (the “Effective Date”), between Avaya Holding Corp., a Delaware corporation (the “Company”), and RingCentral, Inc. (the “Investor”).

WHEREAS, the Investor and the Company have entered into that certain Investment Agreement, dated as of October 3, 2019 (the “Investment Agreement”), pursuant to which Investor has agreed to purchase, subject to the satisfaction and/or waiver of the conditions set forth therein, up to an aggregate of 125,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”); and

WHEREAS, it is a condition precedent to Investor’s obligation to purchase, and the Company’s obligation to sell, such Preferred Stock that the Parties enter into this Agreement to provide for certain rights and obligations of the Parties following the closing of the transactions contemplated by the Investment Agreement and the other Transaction Documents.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.    Board of Directors.

(a)    Subject to the terms and conditions of this Agreement (including, in each case, the requirements and limitations set forth in this Section 1), from and after the Effective Date, until the first day on which the Investor Ownership Threshold is no longer satisfied (such day, the “Fall Away Date”):

(i)    the Investor shall have the right, but not the obligation, to designate one Person to be nominated for each election of members to the Board (a “Nominee”) by giving written notice to the Company on or before the time such information is reasonably requested by the Board or the Nominating & Corporate Governance Committee (the “Governance Committee”) for inclusion in a proxy statement for a meeting of stockholders, together with all information about the Nominee as shall be reasonably requested by the Board or the Governance Committee in order to make the determination referred to in Section 1(d), each of which request by the Board or the Governance Committee, as applicable, must be made no later than the date that is thirty (30) days prior to the filing of such proxy statement; provided, however, the initial Nominee shall be appointed as set forth in Section 1(b);

(ii)    the Company shall, to the fullest extent permitted by applicable Law and subject to the Investor’s compliance with this Section 1, (A) take such actions as may be necessary and desirable to ensure that: (1) the Nominee is included in the Board’s slate of nominees to the stockholders of the Company for each election of members of the Board, and that the Board recommend that the Company’s stockholders vote for each of the director nominees included in such slate, including the Nominee; and (2) the Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval

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by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board; and (B) undertake to promote the Nominee and his or her election to the Board, and solicit votes therefor, to the same degree as that undertaken to promote and solicit votes for the other nominees and their respective election to the Board;

(iii)    if a vacancy occurs because of the death, disability, disqualification, resignation, or removal of an Investor Director or for any other reason, the Investor shall be entitled to designate such person’s successor, and the Company will, as promptly as reasonably practicable following such designation, take all necessary and desirable actions within its control, to the fullest extent permitted by applicable Law, such that such vacancy shall be filled with such successor Nominee;

(iv)    if a Nominee is not elected because of such Nominee’s death, disability, disqualification, withdrawal as a nominee or for any other reason, the Investor shall be entitled to designate promptly another Person to the Board and the Company will take all necessary and desirable actions within its control such that the director position for which such Person was nominated shall not be filled pending such designation or the size of the Board shall be increased by one and such vacancy shall be filled with such successor Nominee as promptly as practicable following such designation;

(v)    as promptly as reasonably practicable following the request of any Investor Director, the Company shall enter into an indemnification agreement with such Investor Director, in the form entered into with the other members of the Board; the Company shall pay the reasonable, documented out-of-pocket expenses incurred by the Investor Director in connection with his or her services provided to or on behalf of the Company, including attending meetings or events attended explicitly on behalf of the Company at the Company’s request; provided that such payments shall be consistent with the Company’s policy for paying such expenses of other directors of the Company; and

(vi)    upon the occurrence of any of (A) the Investor Ownership Threshold ceasing to be satisfied for a period of thirty (30) consecutive days, or (B) the Investor Director failing at any time to satisfy any of the conditions set forth in Section 1(d), then the Investor shall cause the Investor Director to immediately resign from the Board; provided that in the event the Investor Director is required to resign from the Board pursuant to the foregoing clause (B), the Investor will be permitted to designate a replacement Nominee (which replacement Nominee will also be subject to the requirements of Section 1(d)).

(b)    The Company and the Board shall take all necessary or desirable actions such that, as of the Effective Date, the initial Nominee shall be appointed as a director of the Board.

(c)    Each Investor Director will hold office until his or her term expires and such Investor Director’s successor has been duly elected and qualified or until such Investor Director’s earlier death, disability, disqualification, resignation, or removal.

(d) Notwithstanding anything to the contrary contained herein, neither the Company nor the Board shall be under any obligation to nominate or appoint to the Board, or solicit votes for, any Person pursuant to Section 1(a) in the event that the Board reasonably determines that (i) the election of such Person to the Board would cause the Company to not be in compliance with applicable Law or stock exchange listing standards, (ii) such Person has been the subject of any event required to be disclosed pursuant to Items 2(d) or 2(e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K of the 1934 Securities Act (for the avoidance of doubt, excluding bankruptcies) involving an act of moral

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turpitude by such individual or is subject to any order, decree or judgment of any Governmental Entity prohibiting service as a director of any public company, (iii) such Person fails to complete reasonable and customary onboarding documentation, including providing reasonably required information to the Company, in each case to the extent such requirements are consistent with those applicable to the other members of the board of directors of the Company, (iv) such Person does not qualify as an “independent director” of the Company under clause (b) of Rule 303A(2) of the NYSE Listed Company Manual, (v) such Person is an officer or employee of Investor or any of its subsidiaries or their respective successors or its or their respective subsidiaries, or (vi) such person is as of such time a director, officer or employee of an Activist. In the event Nominee is not nominated to the Board as a result of a failure to satisfy any of the requirements described in clauses (i) through (vi) of the immediately preceding sentence or for any other reason, until the Fall Away Date, the Investor will be permitted to designate a replacement Nominee (which replacement Nominee will also be subject to the requirements of this Section 1(d)).

(e)    For so long as the Investor Director is a member of the Board in accordance with and subject to the terms of this Agreement, subject to applicable Law, the listing standards of the Principal Stock Exchange and the limitations set forth in Section 1(e), the Company will offer the Investor Director an opportunity to, at Investor’s option, either (i) be a member of all committees of the Board that currently exist and any special, executive, or other committees of the Board authorized by the Board after the Effective Date, or (ii) attend (but not vote) at the meetings of each such committee as an observer; provided, however, that the Investor Director shall not have an opportunity to be a member of the Compensation Committee of the Board unless so requested by the Board. If the Investor Director fails to satisfy the applicable qualifications under applicable Law or stock exchange listing standards to be a member of any such committee of the Board, then, subject to the limitations set forth in Section 1(e), the Board shall offer the Investor Director the opportunity to attend (but not vote) at the meetings of such committee as an observer, as well as the right to receive all written materials made available to the members of such committee.

(f)    Notwithstanding anything to the contrary contained herein, if the Board reasonably determines in good faith, after consultation with the Investor Director and in accordance with any other applicable bona fide procedures the Board may have in place at any such time with respect to director conflicts generally, that (i) the appointment of the Investor Director on any committee of the Board, or attendance as an observer, (ii) the discussions of the Board or any committee on which the Investor Director is a member or observer or (iii) the materials to be disseminated to the Board or any committee on which the Investor Director is a member or observer, in each case, (A) would contain material and highly sensitive or competitive matters or other information that would give rise to a conflict of interest between the Company and the Investor Director, or (B) would be a violation of the Board’s bona fide conflict policies (which policies shall have been made available to the Investor Director) (“Director Conflict”), then the Board shall be permitted to (1) in the case of any appointment or observer right on a committee of the Board pursuant to Section 1(d), decline to appoint or provide observer rights to the Investor Director with respect to such committee, solely to the extent necessary as a result of such Director Conflict, and (2) in all cases, require the Investor Director to, and in such event the Investor shall cause the Investor Director to, recuse himself or herself from such discussions solely to the extent necessary as a result of such Director Conflict, and neither the Company nor the Board shall be required to disseminate such portions of such materials to the Investor Director solely to the extent necessary as a result of such Director Conflict. Without limiting the generality of the foregoing, if the Investor Director is also a director of the Investor or any of its Affiliates, the Board shall be entitled to require the Investor Director to recuse himself or herself from those portions of any discussions regarding any potential transaction, agreement or other arrangement between the Company or any of its Affiliates, on the one hand, and the Investor or any of its Affiliates, on the other hand.

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Section 2.    Information and Access.

(a)    Subject in each case to Section 1(f), following the Effective Date until the Fall Away Date, the Company agrees to provide the Investor Director with copies of all material, substantive materials provided to the Board and any committee thereof at substantially the same time as provided to the Directors of the Company or members of such committee.

(b)    Following the Effective Date and only for so long as the Investor Ownership Threshold is satisfied, the Company shall provide to Investor, if and only if such information is prepared by the Company and its subsidiaries in the ordinary course of business for purposes unrelated to the requirements in this Section 2(b), the following information substantially contemporaneously with the time such information is actually delivered to the Board (or, if not delivered to the Board, reasonably promptly following the completion of its preparation):

(i)    an unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal quarter and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries for such fiscal quarter, prepared in accordance with GAAP; and

(ii)    an audited consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal year and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries for such fiscal year, prepared in accordance with GAAP.

(c)    Investor’s rights under this Section 2 shall be subject, in each case, to Investor executing a customary confidentiality agreement regarding any confidential information received from or regarding the Company, in substantially the form attached hereto as Exhibit A.

(d)    For the avoidance of doubt, nothing in this Section 2 will limit any rights of Investor or any of its Affiliates under applicable Law.

Section 3.    Registration Rights.

(a)    Shelf Registration.

(i)    Filing. The Company shall file on or prior to the Lockup Date a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) or, if the Company is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf,” and together with the Form S-3 Shelf (and any Subsequent Shelf Registration), the “Shelf”) covering the resale of the Registrable Securities on a delayed or continuous basis. The Company shall use reasonable best efforts to cause the Shelf to become effective by the six (6) month anniversary of the Effective Date. The Shelf shall provide for the resale of Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, the Investor. The Company shall maintain the Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf effective and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its reasonable best efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

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(ii)    Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use all reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use all reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale from time to time by the Investor thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use all reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent Shelf Registration continuously effective and usable until there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Investor in accordance with any reasonable method of distribution elected by the Investor.

(iii)    Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf has been declared effective by the SEC, the Investor may request to sell all or any portion of its Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include either (x) securities with a total offering price (before deduction of underwriting discounts) reasonably expected to exceed $25 million or (y) all remaining Registrable Securities. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (the “Demand Shelf Takedown Notice”). Each Demand Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Investor shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the forgoing, the Investor shall be entitled to effectuate no more than three (3) Underwritten Shelf Takedowns pursuant to this Agreement.

(b)    Piggyback Takedowns. Whenever the Company proposes to register any of its securities, including a registration pursuant to any registration rights agreement between the Company and holders of its securities (a “Piggyback Registration”), or proposes to offer any of its securities pursuant to a registration statement in an underwritten offering under the Securities Act (together with a Piggyback Registration, a “Piggyback Takedown”), the Company shall give reasonably prompt written notice to the Investor of its intention to effect such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a shelf registration statement, such notice shall be given not less than five (5) Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a registration statement that is not a shelf registration statement, such notice shall be given not less than five (5) Business Days prior to the expected date of filing of such registration statement. The Company shall, subject to the provisions of Section 3(d) below, include in such Piggyback Takedown, as applicable, all

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Registrable Securities requested to be included by the Investor within three (3) Business Days after sending the Company’s notice. Notwithstanding anything to the contrary contained herein: (i) the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Investor; provided, however, that nothing in this clause (i) shall impair the right of the Investor to request that such registration be effected pursuant to Section 3(a) or 3(b); and (ii) the Investor may withdraw its request for inclusion by giving written notice to the Company of its intention to withdraw that registration; provided, however, that the withdrawal shall be irrevocable and after making the withdrawal, the Investor shall no longer have any right to include its Registrable Securities in that Piggyback Takedown. If any Piggyback Takedown is an underwritten offering, the Company will have the sole right to select the investment banker(s) and manager(s), acceptable to the Investor, for the offering.

(c)    Priority. If the Company determines after consultation with the managing underwriter in any underwritten Piggyback Takedown that was not initiated by the Investor pursuant to this Agreement, that less than all of the Registrable Securities requested to be included in such underwritten offering can be sold in an orderly manner within a price range acceptable to the Company or the holders of the Company’s securities demanding such Piggyback Takedown pursuant to registration rights granted to other holders of the Company’s securities, as applicable, then the Company shall include in such underwritten Piggyback Registration the number which can be so sold in the following order of priority:

(A) first, the securities the Company and/or the holders of the Company’s securities, other than the Investor, demanding such Piggyback Takedown pursuant to registration rights granted to such holders propose to sell;

(B) second, the Registrable Securities requested to be included in such Piggyback Registration by the Investor (provided, that in no event shall the aggregate amount of securities of the Investor and the holders of the Company’s securities demanding such Piggyback Takedown pursuant to registration rights granted to such holders included in the registration be reduced below thirty percent (30%) of the total amount of securities included in such registration); and

(C) third, other securities requested to be included in such underwritten Piggyback Takedown.

(d)    Company Undertakings. Whenever Registrable Securities are registered or sold pursuant to this Agreement, the Company shall use all reasonable efforts to effect the registration and the sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof and pursuant thereto the Company shall as expeditiously as possible:

(i)    at least five (5) Business Days before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to the Investor copies of all such documents, other than exhibits or documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by the Investor, which documents shall be subject to the review and comment of the counsel to the Investor (with respect to information regarding the Investor or the intended plan of distribution);

(ii)    notify the Investor of the effectiveness of each Registration Statement and prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending on the date on which all Registrable Securities have been sold under such Registration Statement or have otherwise ceased to be

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Registrable Securities, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii)    furnish to the Investor, and the managing underwriters, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offer;

(iv)    use all reasonable efforts (x) to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Investor reasonably requests, (y) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (z) to do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by it (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(v)    notify the Investor and its counsel and the managing underwriters: (x) at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (A) upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the request of the Investor, the Company shall promptly prepare a supplement or amendment to such Prospectus or Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to the Investor, its counsel and the managing underwriters and file such supplement or amendment with the SEC so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (B) as soon as the Company becomes aware of any comments or inquiries by the SEC or any requests by the SEC or any Federal or state Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Free Writing Prospectus covering Registrable Securities or for additional information relating thereto, (C) as soon as the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the

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initiation or threatening of any proceeding for such purpose; (y) when each Registration Statement or any amendment thereto has been filed with the SEC and when each Registration Statement or the related Prospectus or Free Writing Prospectus or any Prospectus supplement or any post-effective amendment thereto has become effective; and (z) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement contemplated by Section 3(d)(viii) below relating to any applicable offering cease to be true and correct.

(vi)    use its reasonable best efforts to cause all such Registrable Securities (x) to be listed on the Principal Stock Exchange;

(vii)    provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of the applicable Registration Statement;

(viii)    enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions as the Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split, a combination of shares, or other recapitalization) and provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and analyst or investor presentations and such other selling or other informational meetings organized by the underwriters, if any, to the extent reasonably requested by the lead or managing underwriters, with all out-of-pocket costs and expenses incurred by the Company or such officers in connection with such attendance and participation to be paid by the Company; provided, that, the foregoing requirement for the appropriate officers of the Company to attend and participate in “road shows” shall only be applicable in the event the event the applicable offering includes securities with a total offering price (before deduction of underwriting discounts) reasonably expected to exceed $50 million.

(ix)    for a reasonable period prior to the filing of any Registration Statement or the commencement of marketing efforts for a Shelf Takedown, as applicable, pursuant to this Agreement, make available for inspection and copying by the Investor and its counsel, any underwriter participating in any disposition pursuant to such Registration Statement or Shelf Takedown, as applicable, and any other attorney, accountant or other agent retained by the Investor or underwriter, all financial and other records and pertinent corporate documents of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information and participate in any due diligence sessions reasonably requested by the Investor, underwriter, attorney, accountant or agent in connection with such Registration Statement or Shelf Takedown, as applicable, provided that recipients of such financial and other records and pertinent corporate documents agree in writing to keep the confidentiality thereof pursuant to a written agreement reasonably acceptable to the Company and the applicable underwriter (which shall contain customary exceptions thereto);

(x)    permit the Investor and its counsel, any underwriter participating in any disposition pursuant to a Registration Statement, and any other attorney, accountant or other agent retained by the Investor or underwriter, to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement and any Prospectus supplements relating to a Shelf Takedown, if applicable;

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(xi)    in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any security included in such Registration Statement for sale in any jurisdiction, the Company shall use all reasonable efforts promptly to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (y) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

(xii)    obtain and furnish to the Investor a signed counterpart of (w) a customary cold comfort and bring down letter from the Company’s independent public accountants, (x) a customary legal opinion of counsel to the Company addressed to the relevant underwriters and/or the Investor, in each case in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters and/or the Investor reasonably request, (y) a negative assurances letter of counsel to the Company in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters and/or the Investor, and (z) customary certificates executed by authorized officers of the Company as may be requested by the Investor or any underwriter of such Registrable Securities included in such Shelf Takedown;

(xiii)    with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Investor, which Free Writing Prospectuses or other materials shall be subject to the review of its counsel;

(xiv)    provide or maintain a CUSIP number for the Registrable Securities prior to the effective date of the first Registration Statement including Registrable Securities;

(xv)    promptly notify in writing the Investor, the sales or placement agent, if any, therefor and the managing underwriters of the securities being sold, (x) when such Registration Statement or related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective and (y) of any written comments by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto;

(xvi)    (v) prepare and file with the SEC such amendments and supplements to each Registration Statement as (A) reasonably requested by the Investor (to the extent such request related to information relating to it) or (B) may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder, and if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act; (w) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (x) comply with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as

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so amended or in such Prospectus as so supplemented; (y) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the SEC or any Federal or state Governmental Entity; and (z) respond promptly to any comments received from the SEC and request acceleration of effectiveness promptly after it learns that the SEC will not review the Registration Statement or after it has satisfied comments received from the SEC;

(xvii)    cooperate with the Investor and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with FINRA, including using all reasonable efforts to obtain FINRA’s pre-clearance and pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC;

(xviii)    within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);

(xix)    if requested by the Investor or the managing underwriters, promptly include in a Prospectus supplement or amendment such information as the Investor or managing underwriters may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

(xx)    in the case of certificated Registrable Securities, cooperate with the Investor and the managing underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from the Investor that the Registrable Securities represented by the certificates so delivered by the Investor will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Investor or managing underwriters may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities; and

(xxi)    use all reasonable efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

(e)    Registration Expenses. All Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered shall be borne by the Investor.

(f)    Indemnification and Contribution.

(i)    Indemnification by the Company. The Company agrees to indemnify and hold harmless the Investor and its Affiliates, directors, officers, employees, members, managers and agents and each Person who controls the Investor within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable Law, from and against any losses, claims, expenses, damages and liabilities or whatever kind (including legal or other expenses reasonably incurred in connection with investigating, preparing or defending same and the cost of enforcing any right to indemnification hereunder) (collectively, “Losses”) to which they or any of them may become subject insofar as such Losses (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment

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thereof, or the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal law, any state or foreign securities law, or any rule or regulation promulgated under of the foregoing laws, relating to the offer or sale of the Registrable Securities, and in any such case, the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such Loss, claim, damage, liability, action or investigation (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable in any case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion therein, including any notice and questionnaire. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(ii)    Indemnification by the Investor. The Investor agrees to indemnify and hold harmless the Company and each of its Affiliates, directors, employees, members, managers and agents and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable Law, from and against any and all Losses to which they or any of them may become subject insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package or any Investor Free Writing Prospectus, preliminary, final or summary Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information relating to the Investor furnished to the Company by or on behalf the Investor specifically for inclusion therein; provided, however, that the total amount to be indemnified by the Investor pursuant to this Section 3(f)(ii) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by the Investor in the offering to which such Registration Statement or Prospectus relates; provided further that the Investor shall not be liable in any case to the extent that prior to the filing of any such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto, it has furnished in writing to the Company, information expressly for use in, and within a reasonable period of time prior to the effectiveness of such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided to the Company. This indemnity agreement will be in addition to any liability which the Investor may otherwise have.

(iii)    Notification. If any Person shall be entitled to indemnification under this Section 3(f) (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such

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claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this Section 3(f)(iii)) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Section 3(f) only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Section 3(f) shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Section 3(f) shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

(iv)    Contribution. If the indemnification provided for in this Section 3(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Section 3(f), the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 3(f)(iv) was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3(f)(iv). Notwithstanding the foregoing, the amount the Investor will be obligated to contribute pursuant to this Section 3(f)(iv) will be limited to an amount equal to the net proceeds received by the Investor in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No

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Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(g)    Rule 144. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act, the Company covenants that it will (x) make available information necessary to comply with Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, and (y) take such further action as the Investor may reasonably request, all to the extent required from time to time to enable it to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the reasonable request of the Investor, the Company will deliver to it a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

(h)    Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, the Investor shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Investor, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than 90 days, determined in good faith by the Company to be necessary for such purpose; provided that such right to delay or suspend shall be exercised by the Company not more than two times, which may be consecutive, in any 12-month period. In the event the Company exercises its rights under the preceding sentence, the Investor agrees to suspend, immediately upon their receipt of the notice referred to above, its use of the Prospectus relating to any sale or offer to sell Registrable Securities. The Company shall immediately notify the holders of Registrable Securities of the expiration of any period during which it exercised its rights under this Section 3(h).

(i)    Restrictions on Transfer. In connection with any underwritten offering of equity securities of the Company, the Investor agrees that it shall not transfer any equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the seven days prior to and the 90-day period beginning on the date of pricing of such offering, except in the event the underwriter managing the offering otherwise agrees by written consent. The Investor agrees to execute a customary lock-up agreement in favor of the underwriters of such offering to such effect. The Investor’s obligations under the second sentence of this Section 3(i) shall only apply for so long as the Investor (together with its Affiliates) holds at least 5% of the issued and outstanding shares of Common Stock (calculated on as converted basis); provided that (i) the Investor shall not be required to enter into any restriction on transfer under this Section 3(i) unless the Company’s officers, directors and other shareholders holding more than 5% of the Common Stock agree to restrictions on transfer in connection with such offering that are at least as restrictive as those to be entered into by the Investor; and (ii) in the event that the underwriter of such offering releases any other party from such restrictions on transfer prior to the expiration of such restrictions, any restrictions on transfer entered into by the Investor pursuant to this Section 3(i) shall automatically terminate.

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(j)    In connection with any Shelf Takedown, the Company shall not effect any public sale or distribution of its Equity Securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8 or Form S-4 under the Securities Act), and shall cause its officers and directors not to Transfer any Equity Securities, except in the event the underwriters managing the Shelf Takedown consent to such shorter period, during the seven days prior to and the 90-day period beginning on the date of pricing of such Shelf Takedown or such other period provided in the underwriting, placement or similar agreement executed in connection with such Shelf Takedown.

Section 4.    Preemptive Rights.

(a)    For the purposes of this Section 4, “Excluded Issuance” shall mean (i) the issuance of any Equity Securities (including upon exercise of options) to directors, officers, employees, consultants or other agents of the Company as approved by the Board in connection with their employment or performance of services and pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock, ownership plan or similar benefit plan, program or agreement as approved by the Board, (ii) the issuance of any Equity Securities in connection with any “business combination” (as defined in the rules and regulations promulgated by the SEC) or otherwise in connection with bona fide acquisitions of securities or assets of another Person, business unit, division or business, in each case, to the sellers in such transaction as consideration thereof, (iii) the issuance of any securities pursuant to the conversion, redemption or exchange of Preferred Stock issued to the Investor, (iv) the issuance of any shares of a subsidiary of the Company to the Company or a wholly owned subsidiary of the Company, (v) the issuance of securities issued upon the conversion, exercise or exchange of options or convertible securities of the Company that were issued and outstanding on the Effective Date, (vi) the issuance of securities by reason of a dividend, stock split or other distribution on shares of Common Stock, (vii) the issuance of Equity Securities into the public market pursuant to a bona fide, broadly distributed underwritten public offering, and (viii) the issuance of bonds, debentures, notes or similar debt securities convertible into Common Stock not in excess of $250 million in the aggregate (when taken together with all other such issuances).

(b)    Until the Fall Away Date, if the Company proposes to offer or sell Equity Securities of any kind for cash, other than in an Excluded Issuance, then the Company shall:

(i)    give written notice to the Investor no less than fifteen (15) Business Days prior to the closing of such issuance or, if the Company reasonably expects such issuance to be completed in less than fifteen (15) Business Days, such shorter period (which shall be as given as promptly as commercially practicable but in any event not less than eight (8) Business Days prior to such closing), setting forth in reasonable detail (A) the designation and all of the material terms and provisions of the securities proposed to be issued (the “Proposed Securities”), including, to the extent applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof and interest rate and maturity, (B) the price and other terms of the proposed sale of such securities and (C) the amount of such securities proposed to be issued; provided that, following the delivery of such notice, the Company shall deliver to the Investor any such information the Investor may reasonably request in order to evaluate the proposed issuance, except that, in connection with a public offering, the Company shall not be required to deliver any information that has not been or will not be provided or otherwise made available to the proposed purchasers of the Proposed Securities; and

(ii)    offer to issue and sell to the Investor, on such terms as the Proposed Securities are issued and upon full payment by the Investor, a portion of the Proposed Securities equal to a percentage determined by dividing: (x) the number of shares of Common Stock held or

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beneficially owned in the aggregate, on an as converted to Common Stock basis, by the Investor and its Affiliates, by (y) the total number of shares of Common Stock outstanding immediately prior to the issuance of the Proposed Securities, on an as converted to Common Stock basis.

(c)    The Investor will have the option exercisable by written notice to the Company, to accept the Company’s offer and commit to purchase any or all of the Equity Securities offered to be sold, which notice must be given on or prior to the Business Day immediately prior to the date of the closing of the issuance of such Equity Securities (or, if notice of all such terms has not been given prior to the Business Day immediately prior to the such closing date, at any time prior to such closing date) (the failure of the Investor to respond within such time period shall be deemed a waiver of its rights under this Section 4 with respect to the applicable issuance of Equity Securities). Such notice to the Company shall constitute a binding commitment by the Investor to purchase the amount of Equity Securities so specified at the price and other terms set forth in the Company’s notice to the Investor. The closing of the exercise of such subscription right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such subscription right; provided, however, that the closing of any purchase by the Investor may be extended beyond the closing of the sale of the Proposed Securities giving rise to such preemptive right to the extent necessary to obtain required approvals from any Governmental Entity. Upon the expiration of the offering period described above, the Company will be free to sell such Proposed Securities that the Investor has not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Investor in the notice delivered in accordance with this Section 4. Any Proposed Securities offered or sold by the Company after such 90-day period must be reoffered to issue or sell to the Investor pursuant to this Section 4.

(d)    The election by the Investor not to exercise its subscription rights under this Section 4 in any one instance shall not affect its right as to any subsequent proposed issuance.

(e)    If the proposed issuance by the Company of securities which gave rise to the exercise by the Investor of its preemptive rights pursuant to this Section 4 shall be terminated or abandoned by the Company without the issuance of any securities, then the purchase rights of the Investor pursuant to this Section 4 shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by the Investor in respect thereof shall be refunded in full.

Section 5.    Transfer Restrictions.

(a)    In addition to the other limitations set forth in this Section 5, the Investor may not at any time, other than in an open market transaction, Transfer any Preferred Stock or any securities into which Preferred Stock is convertible into, redeemable for or exchangeable, including Common Stock, whether now owned or hereinafter acquired, owned directly by the Investor or its subsidiaries or with respect to which the Investor or its subsidiaries has beneficial ownership within the rules and regulations of the SEC (collectively, the “Restricted Shares”), to (i) any Competitor or Activist or (ii) any Person that would, to the Investor’s knowledge, hold 7.5% or more of the Common Stock (on an as converted basis) after giving effect to such Transfer. The Investor will provide written notice to the Company no less than thirty days prior to the effectiveness of the first Transfer of Restricted Shares to a Person that is not an Affiliate of the Investor.

(b)    During the period commencing on the Effective Date and continuing until the calendar date that is eighteen (18) months following the Effective Date (the “Lockup Date”), unless the Company otherwise provides prior written consent or pursuant to a Transfer permitted by Section 5(d), the Investor shall not Transfer any Restricted Shares.

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(c)    During the period commencing on the Lockup Date and continuing until the calendar date that is two years following the Effective Date, unless the Company otherwise provides prior written consent or pursuant to a Transfer permitted by Section 5(d), the Investor may only Transfer Restricted Shares in the event that at the time of such Transfer the VWAP per share of Common Stock is equal to or greater than $24 per share of Common Stock (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) or less than or equal to $8 per share of Common Stock (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization).

(d)    Notwithstanding anything herein to the contrary, (i) the Investor may at any time Transfer the Restricted Shares (A) to any Affiliate of the Investor, provided that such transferee agrees to be bound by the terms and restrictions set forth in this Agreement; (B) to give effect to any Acquisition Transaction or other acquisition, sale or merger involving a majority of the assets, properties or Equity Securities of the Company and its subsidiaries that has been recommended or approved by a majority of the Board; or (C) subject to the restrictions set forth in Section 5(a), solely to the extent necessary so that the Investor Ownership Percentage does not equal or exceed 10%, including to the Company in connection with a repurchase of any Equity Securities of the Company, including pursuant to a tender offer, exchange offer or other offer or proposal, including in connection with the sale of any Put Shares; and (ii) Section 5(b) and Section 5(c) shall automatically terminate and be of no further force and effect in upon the occurrence of an Insolvency Event (as defined in the Framework Agreement) or upon the expiration or termination of the Framework Agreement; provided that, if the Framework Agreement is terminated by Avaya, Inc. pursuant to Section 11.2(b)(ii)(A), then Section 5(b) and Section 5(c) shall automatically terminate and be of no further force and effect solely with respect to securities into which Preferred Stock is convertible into, redeemable for or exchangeable, including Common Stock (and not with respect to Preferred Stock).

Section 6.    Standstill.

(a)    From the Effective Date until such time as both (i) the Investor Ownership Threshold is no longer satisfied and (ii) there is no longer an Investor Director serving as a member of the Board (the “Standstill Period”), the Investor shall not, and shall cause its subsidiaries and Representatives acting on its and its respective subsidiaries’ behalf not to, directly or indirectly (including through any arrangements with a third party):

(i)     except for Equity Securities of the Company received by way of stock splits, stock dividends, reclassifications, recapitalizations or other distributions by the Company in respect of its Common Stock, and Equity Securities purchased pursuant to Section 4 or acquired as a result of any conversion of Preferred Stock or the exercise of any rights under the Framework Agreement, (x) acquire, agree to acquire, propose or offer to acquire (including through the acquisition of Beneficial Ownership) (directly or indirectly, by purchase or otherwise) any Equity Securities of the Company; provided that this clause (i) shall not prohibit acquisitions of Common Stock, if after giving effect to such transaction, the Investor Ownership Threshold is equal to or less than 10%, or (y) authorize or make a tender offer, exchange offer or other offer or proposal, whether oral or written, to acquire (directly or indirectly, by purchase or otherwise) any Equity Securities of the Company;

(ii) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies,” “consents” or “authorizations” to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any Person with respect to the voting of any shares of Voting Stock (other than in each case (x) the Investor and its Affiliates, (y) in accordance with and consistent with the recommendation of the Board or (z) with respect to the election of a Nominee);

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(iii)    form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act, for the purpose of voting, acquiring, holding, or disposing of, any Voting Stock;

(iv)    submit to the Board a proposal for or offer of, with or without conditions, any acquisition of, or merger, recapitalization, reorganization, business combination or other extraordinary transaction involving, the Company or any subsidiary thereof or any of its or their respective securities or assets, or make any public announcement with respect to such proposal or offer, in each case, except a nonpublic proposal or offer to the Company that would not reasonably be expected to require the Company to make a public announcement with respect thereto;

(v)    request the Company or any of its subsidiaries directly or indirectly, to amend or waive any provision of this Agreement, in each case, except a nonpublic request to the Company that would not reasonably be expected to require the Company to make a public announcement with respect thereto;

(vi)    contest the validity or enforceability of any provision contained in this Section 6;

(vii)    call, or seek to call, a meeting of the stockholders of the Company or initiate any stockholder proposal, or initiate or propose any action by written consent, in each case for action by the stockholders of the Company (other than, in each case, with respect to the election of a Nominee in accordance with the terms hereof);(viii) nominate candidates for election to the Board or otherwise seek representation on the Board (except as expressly set forth in this Agreement) or seek the removal of any member of the Board (except for the Investor Director); or

(ix)    take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a transaction or any other matter described in this Section 6.

(b)    Nothing in this Agreement, including this Section 6, shall prohibit or restrict (i) the voting (as a director) or other actions taken by the Investor Director in his or her capacity as a member of the Board in a manner consistent with his or her fiduciary duties as a member of the Board, or (ii) Investor or any of its subsidiaries or Representatives from exercising any of its, his, or her rights or remedies under or in connection with any Contract with the Company or any of its Affiliates, including the Framework Agreement.

(c)    Notwithstanding the foregoing, if at any time (i) the Company enters into a definitive agreement with a third party providing for an Acquisition Transaction, or (ii) a tender or exchange offer for all or a majority of each class of the Company’s outstanding Equity Securities is commenced by any Person and within ten (10) Business Days thereafter, the Board has not publicly taken a position rejecting such tender or exchange offer and recommending that the stockholders of the Company not tender any Equity Securities of the Company into such tender or exchange offer, the Investor and its Affiliates shall be permitted to make and pursue (publicly or otherwise) a competing proposal with respect to such Acquisition Transaction and take any actions otherwise prohibited by this Section 6 in furtherance thereof.

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Section 7.    Right of First Refusal; Put Right.

(a)    Right of First Refusal.

(i)    If after the Lockup Date and subject to the other terms set forth herein, the Investor or any of its subsidiaries desires to Transfer more than 100,000 shares of Common Stock in any single transaction or series of related transactions (in each case, other than pursuant to an open market transaction), then the Investor shall provide the Company prior written notice of such Transfer at least 10 Business Days prior to the effectiveness of such proposed Transfer (the “ROFR Offer Notice”), specifying in reasonable detail the identity of the prospective transferee(s), the number of shares of Common Stock to be Transferred (the “Offered Shares”) and the price and other terms and conditions of the proposed Transfer.

(ii)    The Company may elect to purchase all or a portion of the Offered Shares (provided that such purchase is made during an open trading window) at a price equal to the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Common Stock on the Principal Market, on the date immediately prior to the proposed trade date less a 0.5% discount on such price, by delivering written notice of such election to the Investor within 5 Business Days after receipt by the Company of the ROFR Offer Notice.

(iii)    If the Company elects to purchase any of the Offered Shares from the Investor, such purchase shall be consummated as soon as practicable after the delivery of the election notice by the Company to the Investor, but in any event within 5 Business Days of the delivery of such notice.

(b)    Put Right.

(i)    If at any time the Company proposes to repurchase any Equity Securities of the Company, including pursuant to a tender offer, exchange offer or other offer or proposal that would cause the Investor Ownership Percentage to be equal to or exceed 10% (after giving effect to such repurchase, tender offer, exchange offer, or other offer, proposal or action) (a “Put Right Trigger”), then the Company shall provide Investor prior written notice of such Put Right Trigger at least 10 Business Days prior to the consummation of such Put Right Trigger (the “Put Right Trigger Notice”), specifying in reasonable detail the scope of such Put Right Trigger, including the price and other terms and conditions of such Put Right Trigger.

(ii)    Investor may elect to sell to the Company that number of shares of Preferred Stock or Common Stock as may be necessary to cause the Investor Ownership Percentage to be less than 10% (after giving effect to such Put Right Trigger) (the “Put Shares”) by delivery of a written notice at least 5 Business Days prior to the consummation of such Put Right Trigger (a “Put Right Exercise Notice”), and, upon delivery thereof, the Company shall be obligated to purchase from Investor or its Affiliates, as applicable, the Put Shares at a price per share equal to (i) if the Put Shares are Preferred Stock, the greater of (x) the Liquidation Preference (as defined in the Certificate of Designations) of such shares of Preferred Stock and (y) the aggregate amount that would be payable in connection with such Put Right Trigger in respect of all shares of Common Stock issuable upon conversion of such share of Preferred Stock, and (ii) if the Put Shares are Common Stock, the per share price payable in respect of a share of

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Common Stock in connection with such Put Right Trigger. Upon delivery of a Put Right Exercise Notice, Investor and the Company shall use reasonable best efforts to cooperate and determine the number of Put Shares to be sold as a result of Investor’s exercise of its put rights under this Section 7(b)(ii).

(iii)    If Investor elects to exercise its put rights under Section 7(b)(ii), the purchase and sale of the Put Shares shall be consummated substantially concurrently with the consummation of the applicable Put Right Trigger.

Section 8.    Voting Agreement. Until such time as there is no longer an Investor Director serving as a member of the Board, the Investor will cause all of the shares of Voting Stock Beneficially Owned (directly or indirectly) by it or its Affiliates to be voted (i) in favor of each nominee or director nominated by the Governance Committee and (ii) against the removal of any director nominated by the Governance Committee.

Section 9.    Protective Provisions.

(a)    Following the Effective Date until the Fall Away Date, the Company shall not, without the written consent of Investor: (x) authorize, create, designate, establish or issue (whether by merger, consolidation, amendment of the Certificate of Incorporation or otherwise) (A) any shares of Preferred Stock, or (B) any other class or series of capital stock ranking senior to or on parity with the Preferred Stock as to dividend rights or rights on the distribution of assets in any Liquidation (as defined in the Certificate of Designations) or Deemed Liquidation (as defined in the Certificate of Designations), or (y) reclassify any shares of Common Stock into shares having any preference or priority as to dividend rights or rights on the distribution of assets in any Liquidation or Deemed Liquidation superior to or on parity with any such preference or priority of the Preferred Stock.

(b)    Following the Effective Date, unless consented to in writing by Investor, the Company shall not:

(i)    take any action that would cause or result in Investor and its Affiliates holding or beneficially owning greater than 19.9% of the issued and outstanding shares of Common Stock (on an as-converted basis) or otherwise cause Investor to have to consolidate the Company and its results of operations in Investor’s financial reports in accordance with generally accepted accounting principles in the United States, as in effect on the date thereof; provided that in connection with a repurchase of Equity Securities by the Company, Investor shall be required to either participate in such repurchase in order to not exceed the forgoing threshold or waive the restriction set forth in this Section 9(b)(i);

(ii)    enter into any Contract or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind, in each case, that prevents Avaya Inc. from making cash distributions to Company in an aggregate amount sufficient to satisfy Company’s payment obligations in connection with any Redemption (assuming that such Redemption were required to be made at such time) other than customary default or event of default blockers in financing documents (including the Company Term Loan Credit Agreement and the Company ABL Credit Agreement as in effect as of the date hereof); and

(iii)    make any Restricted Payments (as defined in the Company Term Loan Credit Agreement as in effect as of the date hereof) if, immediately after giving effect to such Restricted Payment, Avaya Inc. would be unable to make a cash distribution to Company in an aggregate amount sufficient to satisfy Company’s payment obligations in connection with any Redemption.

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Section 10.    Definitions.

“Activist” means , as of any date of determination, a Person (other than the Investor and its Affiliates) that has, directly or indirectly through its Affiliates, whether individually or as a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act), within the three-year period immediately preceding such date of determination, and in each case with respect to the Company or any of its equity securities (a) made, engaged in or has been a participant in any “solicitation” of “proxies”, as such terms are used in the proxy rules of the SEC promulgated under Section 14 of the Exchange Act, in order to (i) knowingly influence any Person with respect to the voting of any equity securities of the Company, including in connection with a proposed change of control or other extraordinary corporate transaction not approved (at the time of the first such proposal) by the Board, (ii) call or seek to call a meeting of the stockholders of the Company not approved (at the time of the first such action) by the Board, (iii) initiated any stockholder proposal for action by stockholders of the Company initially publicly opposed by the Board or (iv) sought election to, or to place a representative on, the Board, or sought the removal of a director from the Board, in each case which election or removal was not recommended or approved (at the time such election or removal is first sought) by the Board, (b) otherwise publicly acted, alone or in concert with others, to seek to control or influence the management or board of directors of the Company (provided, that this clause (b) is not intended to include the activities of any officer or member of the Board, taken in his or her capacity as an officer or director of the Company), or (c) publicly disclosed any intention, plan or arrangement to do any of the foregoing.

“Acquisition Transaction” means any transaction or series of related transactions involving (i) any direct or indirect purchase or other acquisition by any third party or the equityholders of such Person, whether from the Company or any other Person(s), of securities representing more than 50% of the total outstanding voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person that, if consummated in accordance with its terms, would result in such Person beneficially owning more than 50% of the total outstanding voting power of the Company after giving effect to the consummation of such tender or exchange offer; (ii) any direct or indirect purchase or other acquisition by, or license or grant of other quasi-ownership or similar interest to, any Person or the equityholders of such Person of, in, or to more than 50% of (a) the consolidated assets or (b) consolidated revenues, in each case, of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or (iii) any merger, consolidation, business combination, recapitalization, reorganization, or other transaction involving such the Company or any of its Subsidiaries pursuant to which any Person would hold securities representing more than 50% of the total outstanding voting power of the Company or of the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction.

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Company (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

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“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by Contract or otherwise at any time and for so long as such control exists.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Beneficially Own” or “Beneficial Ownership” have the meanings specified in Rule 13d-3 promulgated under the Exchange Act, including the provision that any member of a “group” will be deemed to have beneficial ownership of all securities beneficially owned by other members of the group, and a Person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule; provided, however, that a Person will be deemed to be the beneficial owner of any security which may be acquired by such Person whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (x) capital stock of any Person or (y) securities directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock of such Person.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banking institutions in New York, New York or San Francisco, California are authorized or required by law, regulation or executive order to be closed.

“Bylaws” means the Amended and Restated Bylaws of the Company, as may be amended and restated from time to time.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as may be amended and restated from time to time.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Company Term Loan Credit Agreement” means the Term Loan Credit Agreement, dated as of December 15, 2017, by and among Avaya Inc., the Company, Goldman Sachs Bank USA, as administrative agent and collateral agent, the subsidiary guarantors party thereto and each lender from time to time party thereto, and all pledge, security and other agreements and documents related thereto.

“Company ABL Credit Agreement” means the ABL Credit Agreement, dated as of December 15, 2017, among Avaya Inc., the Company, Avaya Canada Corp., Avaya UK, Avaya International Sales Limited, Avaya Deutschland GmbH, Avaya GmbH & Co. KG, Citibank, N.A. as collateral agent and administrative agent, the lending institutions from time to time party thereto and the lending institutions named therein as letters of credit issuers and swing line lenders, and all pledge, security and other agreements and documents related thereto.

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“Competitor” means any Person set forth on Schedule 1 or any of their controlled Affiliates or any successor the businesses of such Persons, which Schedule 1 may be updated by mutual agreement of the Company and Investor on an annual basis, it being understood that neither party hereto shall unreasonably withhold, condition or delay its consent with respect thereto.

“Contract” means any written or oral contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense, or other agreement, understanding, or arrangement.

“Demand Shelf Takedown Notice” has the meaning specified in Section 3(a)(iii).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) the price to the public and the number of securities included in the offering; (iii) each Free Writing Prospectus and (iv) all other information that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Director” means a member of the Board until such individual’s death, disability, disqualification, resignation, or removal.

“Effective Date” has the meaning set forth in the preamble.

“Equity Security” means (a) any Common Stock, preferred stock or other Voting Stock, (b) any securities of the Company convertible into or exchangeable for Common Stock, preferred stock or other Voting Stock or (c) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock, preferred stock or other Voting Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-1 Shelf” has the meaning specified in Section 3(a)(i).

“Form S-3 Shelf” has the meaning specified in Section 3(a)(i).

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Governance Committee” has the meaning set forth in Section 1(a)(i).

“Governmental Entity” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.

“Indemnified Party” has the meaning specified in Section 3(f)(iii).

“Indemnifying Party” has the meaning specified in Section 3(f)(iii)

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“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is not an Affiliate of the Company and is reasonably acceptable to the Investor.

“Investment Agreement” has the meaning specified in the Recitals.

“Investor” has the meaning set forth in the preamble.

“Investor Director” means an individual elected to the Board that has been nominated by the Investor pursuant to and in accordance with the terms of this Agreement.

“Investor Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the Investor or used or referred to by the Investor in connection with the offering of Registrable Securities.

“Investor Ownership Percentage” means, as of any date of determination, the aggregate a number of shares of Common Stock (calculated on an as converted basis) owned by the Investor and its subsidiaries divided by the aggregate number of shares of Common Stock issued and outstanding (calculated on an as converted basis).

“Investor Ownership Threshold” shall be satisfied if Investor and its Affiliates hold or beneficially own in the aggregate a number of shares of Common Stock (calculated on an as converted to Common Stock Basis basis) that is equal to or greater than 4,759,339 (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization); provided that if Investor or its Affiliates transfers Put Shares pursuant to Section 7(b), then such Put Shares will be deemed to be beneficially owned by the Investor and its Affiliates for purposes of calculating the Investor Ownership Threshold.

“Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, treaty, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling, published policy or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and subject matter of the dispute.

“Losses” has the meaning specified in Section 3(f)(i).

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“NYSE” means the New York Stock Exchange.

“Nominee” has the meaning set forth in Section 1(a)(i).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity or other entity.

“Piggyback Registration” has the meaning specified in Section 3(b).

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“Piggyback Takedown” has the meaning specified in Section 3(b).

“Preferred Stock” has the meaning specified in the Recitals.

“Principal Market” means the NYSE or if the NYSE is not the principal market for the Common Stock, then the principal securities exchange or securities market on which the Common Stock are then traded.

“Proposed Securities” has the meaning specified in Section 4(b)(i).

“Prospectus” means the prospectus used in connection with a Registration Statement.

“Registrable Securities” means at any time any shares of Common Stock, held or beneficially owned by the Investor or its transferees in accordance with Section 5; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (i) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; and (ii) the date on which such securities cease to be outstanding.

“Registration Expenses” means all expenses (other than underwriting discounts and commissions) arising from or incident to the registration of Registrable Securities in compliance with this Agreement, including:

(i)    stock exchange, SEC, FINRA and other registration and filing fees,

(ii)    all fees and expenses incurred in connection with complying with any securities or blue sky laws (including fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities),

(iii)    all printing, messenger and delivery expenses,

(iv)    the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or “comfort letters” required in connection with or incident to any sale of Registrable Securities pursuant to a registration),

(v)    the fees and expenses incurred in connection with the listing of the Registrable Securities on the Principal Market,

(vi)    the fees and expenses incurred in connection with any “road show” for underwritten offerings, including travel expenses, and

(vii)    reasonable and documented out-of-pocket fees, charges and disbursements of one counsel to the Investor, including, for the avoidance of doubt, any expenses of counsel Investor in connection with the filing or amendment of any Registration Statement, Prospectus or Free Writing Prospectus hereunder (provided that in no event shall such fees, charges and disbursements of counsel exceed $50,000);

provided that in no instance shall Registration Expenses include Selling Expenses.

“Registration Statement” means any registration statement filed hereunder or in connection with a Piggyback Takedown.

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“Representatives” means, with respect to a Person, such Person’s Affiliates and the directors, managers, members, officers, employees, investment bankers, financial advisors, attorneys, accountants, other advisors, agents, contractors, subcontractors, or other representatives of such Person and its Affiliates.

“Restricted Shares” has the meaning specified in Section 5(a).

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Expenses” means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Investor and legal expenses not included within the definition of Registration Expenses.

“Shelf” has the meaning specified in Section 3(a)(i).

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” means either an Underwritten Shelf Takedown or a Piggyback Takedown.

“Subsequent Shelf Registration” has the meaning specified in Section 3(a)(ii).

“Trading Day” means any day on which the Common Stock is traded on the Principal Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

“Transaction Documents” means this Agreement, that certain Investment Agreement dated as of October 3, 2019, between the Investor and the Company, the Certificate of Designations of Series A Convertible Preferred Stock of the Company effective as of the date hereof with respect to the Preferred Stock (the “Certificate of Designations”), that certain that certain Framework Agreement, dated as of October 3, 2019, between the Investor and a Avaya Inc., and any other agreements between or among the Company, the Investor and any of their respective Affiliates entered into to give effect to the transactions contemplated by this Agreement and the foregoing agreements.

“Transfer” means any sale, transfer, assignment or other disposition of (whether with or without consideration and whether voluntary or involuntary or by operation of law) of Common Stock.

“Underwritten Shelf Takedown” has the meaning specified in Section 3(a)(iii).

“Voting Stock” means any securities of the Company having the right to vote generally in any election of Directors.

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“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) page “VAP” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained by the Company for such purpose).

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

Section 11.    Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by electronic mail, or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand, by electronic mail(which is confirmed), or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses (or at such other address or facsimile for a party as shall be specified by like notice).

If, to the Company, to:

Avaya Holdings Corp

4655 Great America Parkway

Santa Clara, California 95054

Attn:    Shefali Shah, General Counsel

Email:  sasha@avaya.com

With a copy to (which copy alone shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn:    Sarkis Jebejian, P.C.

   Jonathan L. Davis, P.C.

   Maggie D. Flores

Email:  sarkis.jebejian@kirkland.com    ; jonathan.davis@kirkland.com;

   maggie.flores@kirkland.com

If, to the Investor, to:

RingCentral, Inc.

20 Davis Drive

Belmont, CA 94002

Attn:    John Marlow, Chief Administrative Officer, General Counsel, and

Senior Vice President of Corporate Development

Email: johnm@ringcentral.com

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with a copy to (which copy alone shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Attn: Jeffrey D. Saper

Email: jsaper@wsgr.com

and

Wilson Sonsini Goodrich & Rosati, P.C.

One Market Plaza

Spear Tower, Suite 3300

San Francisco, CA 94105

Attn: Robert Ishii & Mark Baudler

Email: rishii@wsgr.com & mbaudler@wsgr.com

Section 12.    Amendments, Waivers, etc. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the party against whom such amendment or waiver shall be enforced. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance

Section 13.    Counterparts and Facsimile. This Agreement may be executed in two or more identical counterparts (including by facsimile or electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by facsimile, electronic transmission or otherwise) to the other parties

Section 14.     Further Assurances. Each party hereto shall execute and deliver after the Effective Date such further certificates, agreements and other documents and take such other actions as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and to consummate or implement the transactions contemplated by this Agreement.

Section 15.    Applicable Law; Exclusive Jurisdiction; Jury Waiver.

(a)    This Agreement, and all rights, obligations, claims, causes of action (whether in contract, tort or statute) or other matter that may result from, arise out of, be in connection with or relating to this Agreement, or the negotiation, administration, performance, or enforcement of this Agreement (the “Relevant Matters”), shall be governed by, and construed and enforced in accordance with, the internal Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof, including its statutes of limitations.

(b)    Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware in connection with any Relevant Matter (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware). Each party agrees not to commence any legal proceedings with respect to a Relevant Matter except in Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware). By execution and

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delivery of this Agreement, each party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes in connection with any Relevant Matter and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever. The parties hereby waive any right to stay or dismiss any action or proceeding in connection with any Relevant Matter brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party is entitled pursuant to any final judgment of any court having jurisdiction.

(c)    EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ACTIONS OF ANY PARTY IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT, OR ANY OTHER RELEVANT MATTER.

Section 16.    Specific Performance. The parties agree that, in the event of any breach or threatened breach by a party of this Agreement, (i) the other party shall be entitled, without proof of actual damages (and in addition to any other remedy that may be available to it), to a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other agreement and an injunction preventing or restraining such breach or threatened breach, and (ii) no party shall be required to provide or post any bond or other security or collateral in connection with any such decree, order or injunction or in connection with any related action or legal proceeding. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

Section 17.    Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if”. The words “made available to the Investor” and words of similar import refer to documents delivered in person or electronically to the Investor prior to the date hereof. All references to “$” mean the lawful currency of the United States of America. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Except as otherwise specified herein, references to a Person are also to its successors and permitted assigns. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this

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Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 19.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 20.    Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and such permitted assigns, the Indemnified Parties, and the Investor Director serving on the Board from time to time, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, whether as third party beneficiary or otherwise.

Section 21.    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties.

Section 22.    Acknowledgment of Securities Laws. The Investor hereby acknowledges that it is aware, and that it will advise its Affiliates and Representatives who are provided material non-public information concerning the Company or its securities, that the United States securities Laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

Section 23.    Entire Agreement. This Agreement, together with the other Transaction Documents, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof and thereof.

Section 24.    Termination. Notwithstanding anything to the contrary contained herein, upon the Fall Away Date, then this Agreement shall expire and terminate automatically; provided, however, that Sections 3 (for so long as any Registrable Securities remain), 5, 6, 7(a), 10 through 23, inclusive, and this Section 24 shall survive the termination of this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Company:

AVAYA HOLDINGS CORP.

By:
Name:
Title:

Investor:

RINGCENTRAL, INC.

By:
Name:
Title:

[Investor Rights Agreement]